                                                                   EXHIBIT 10.7




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                                CREDIT AGREEMENT

                           Dated as of August 26, 1997

                                      among

                             LAROCHE INDUSTRIES INC.

                            The LENDERS party hereto

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                   -------------------------------------------

                             CHASE SECURITIES INC.,
                                   as Arranger



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




                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

                                    ARTICLE I
                                   Definitions

SECTION 1.01.  Defined Terms.......................................................................................1
SECTION 1.02.  Classification of Loans and Borrowings..............................................................26
SECTION 1.03.  Terms Generally.....................................................................................26
SECTION 1.04.  Accounting Terms; GAAP..............................................................................27

                                   ARTICLE II
                                   The Credits

SECTION 2.01.  Commitments.........................................................................................27
SECTION 2.02.  Loans and Borrowings................................................................................27
SECTION 2.03.  Requests for Borrowings.............................................................................28
SECTION 2.04.  Letters of Credit...................................................................................29
SECTION 2.05.  Funding of Borrowings...............................................................................33
SECTION 2.06.  Interest Elections..................................................................................34
SECTION 2.07.  Termination and Reduction of Commitments............................................................35
SECTION 2.08.  Maturity of Loans; Evidence of Debt.................................................................36
SECTION 2.09.  Mandatory Prepayment of Loans and Reduction of Revolving Commitments................................37
SECTION 2.10.  Optional Prepayment of Loans........................................................................40
SECTION 2.11.  Fees................................................................................................40
SECTION 2.12.  Interest............................................................................................42
SECTION 2.13.  Alternate Rate of Interest..........................................................................42
SECTION 2.14.  Increased Costs.....................................................................................43
SECTION 2.15.  Break Funding Payments..............................................................................44
SECTION 2.16.  Taxes...............................................................................................45
SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.........................................46
SECTION 2.18.  Mitigation Obligations; Replacement of Lenders......................................................48

                                   ARTICLE III
                         Representations and Warranties

SECTION 3.01.  Organization; Powers................................................................................49
SECTION 3.02.  Authorization; Enforceability.......................................................................49
SECTION 3.03.  Governmental Approvals; No Conflicts................................................................49
SECTION 3.04.  Financial Condition; No Material Adverse Change.....................................................49
SECTION 3.05.  Properties..........................................................................................50
SECTION 3.06.  Litigation and Environmental Matters................................................................51
SECTION 3.07.  Compliance with Laws and Agreements.................................................................54

SECTION 3.08.  Investment and Holding Company Status...............................................................54
SECTION 3.09.  Taxes...............................................................................................54
SECTION 3.10.  ERISA...............................................................................................54
SECTION 3.11.  Disclosure..........................................................................................55
SECTION 3.12.  Guarantors..........................................................................................55
SECTION 3.13.  Collateral Documents................................................................................55
SECTION 3.14.  Acquisition Documents...............................................................................55
SECTION 3.15.  Solvency............................................................................................55

                                   ARTICLE IV
                                   Conditions

SECTION 4.01.  Effective Date......................................................................................56
SECTION 4.02.  Term Drawdown Date..................................................................................59
SECTION 4.03.  Each Credit Event...................................................................................62

                        ARTICLE V Affirmative Covenants

SECTION 5.01.  Financial Statements and Other Information..........................................................63
SECTION 5.02.  Notices of Material Events..........................................................................65
SECTION 5.03.  Existence; Conduct of Business......................................................................66
SECTION 5.04.  Payment of Obligations..............................................................................66
SECTION 5.05.  Maintenance of Properties; Insurance................................................................66
SECTION 5.06.  Books and Records; Inspection Rights................................................................66
SECTION 5.07.  Compliance with Laws................................................................................67
SECTION 5.08.  Use of Proceeds and Letters of Credit...............................................................67
SECTION 5.09.  Further Assurances..................................................................................67
SECTION 5.10.  Landlord and Warehouseman Waivers...................................................................68
SECTION 5.11.  Post-Closing Title Matters..........................................................................68

                                   ARTICLE VI
                               Negative Covenants

SECTION 6.01.  Indebtedness........................................................................................69
SECTION 6.02.  Liens...............................................................................................71
SECTION 6.03.  Fundamental Changes; Asset Sales....................................................................73
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions...........................................73
SECTION 6.05.  Hedging Agreements..................................................................................75
SECTION 6.06.  Restricted Payments; Voluntary Prepayments..........................................................75
SECTION 6.07.  Transactions with Affiliates........................................................................76
SECTION 6.08.  Restrictive Agreements..............................................................................76
SECTION 6.09.  Modification of Certain Documents...................................................................76
SECTION 6.10.  Accounting Changes..................................................................................77
SECTION 6.11.  Capital Expenditures and Permitted Acquisitions.....................................................77
SECTION 6.12.  Leverage Ratio......................................................................................78
SECTION 6.13.  Minimum Consolidated Net Worth......................................................................78

SECTION 6.14.  Interest Coverage Ratio.............................................................................78

                                   ARTICLE VII
                                Events of Default

                                  ARTICLE VIII
                            The Administrative Agent

SECTION 8.01.  Appointment, Powers and Immunities..................................................................82
SECTION 8.02.  Reliance by Administrative Agent....................................................................83
SECTION 8.03.  Appointment of Sub-Agents...........................................................................83
SECTION 8.04.  Successor Administrative Agents.....................................................................83
SECTION 8.05.  Non-Reliance on Administrative Agent and Other Lenders..............................................84

                                   ARTICLE IX
                                  Miscellaneous

SECTION 9.01.  Notices.............................................................................................84
SECTION 9.02.  Waivers; Amendments.................................................................................85
SECTION 9.03.  Expenses; Indemnity; Damage Waiver..................................................................86
SECTION 9.04.  Successors and Assigns..............................................................................88
SECTION 9.05.  Survival............................................................................................90
SECTION 9.06.  Counterparts; Integration...........................................................................91
SECTION 9.07.  Severability........................................................................................91
SECTION 9.08.  Right of Setoff.....................................................................................91
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process..........................................91
SECTION 9.10.  WAIVER OF JURY TRIAL................................................................................92
SECTION 9.11.  Headings............................................................................................92
SECTION 9.12.  Confidentiality.....................................................................................92
SECTION 9.13.  Interest Rate Limitation............................................................................93

SCHEDULES:

Schedule 1.01 -- Mortgages
Schedule 2.01 -- Commitments
Schedule 2.09 -- Assets Held for Disposition
Schedule 3.03 -- Potential Indenture Defaults
Schedule 3.06 -- Environmental Matters
Schedule 4.01 -- Indebtedness to be Refinanced on the Effective Date; Mortgage
                 Title Insurance Amounts
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.07 -- Existing Agreements Pursuant to Which Transactions with
                 Affiliates May Be Consummated
Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A    --   Form of Assignment and Acceptance
Exhibit B    --   Form of Borrower Pledge Agreement
Exhibit C    --   Form of Borrower Security Agreement
Exhibit D    --   Form of Subsidiary Guarantee
Exhibit E    --   Form of Subsidiary Pledge Agreement
Exhibit F    --   Form of Subsidiary Security Agreement
Exhibit G    --   Form of Opinion of Counsel for Obligors
Exhibit H    --   Form of Opinion of Real Estate Counsel for the Obligors
Exhibit I    --   Form of Opinion of Special Counsel for the Administrative
                  Agent

       CREDIT AGREEMENT dated as of August 26, 1997 among LAROCHE INDUSTRIES INC., the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

       The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

       SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

       "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

       "ACQUISITION" means the acquisition by the Borrower, through LII Europe, of 50% of the common equity of JVC.

       "ACQUISITION DOCUMENTS" means (i) the Shareholders Agreement dated as of August 1, 1997 among Rhone-Poulenc Chimie, JVC, LII Europe and the Borrower,
(ii) each other document executed and delivered at the closing of the Acquisition, each as in effect on the Term Drawdown Date in the form approved by the Lenders on or prior to the Term Drawdown Date and as further amended from time to time in accordance with Section 6.09, (iii) the Stock Purchase Agreement, and (iv) the Put/Call Agreement.

       "ADJUSTED BORROWER EBITDA" means, (i) for any period ended on or prior to the Term Drawdown Date or after the date on which JVC becomes a Subsidiary, Borrower Consolidated EBITDA for such period and (ii) for any period ended after the Term Drawdown Date and prior to the date on which JVC becomes a Subsidiary, the sum of (1) Borrower Consolidated EBITDA for such period plus (2) Adjusted JVC EBITDA for such period.

       "ADJUSTED JVC EBITDA" means, for any period, (i) 50% of JVC Consolidated EBITDA for such period minus (ii) 100% of cash distributions made by JVC to the Borrower and its Consolidated Subsidiaries during such period minus (iii) 100% of cash payments made by JVC to the Borrower or any Consolidated Subsidiary which is a Subsidiary Guarantor of the principal of or interest on the Intercompany Acquisition Loan.

       "ADJUSTED LIBO RATE" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the applicable LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

       "ADMINISTRATIVE AGENT" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders under the Loan Documents, and any successor appointed pursuant to the provisions of Section 8.04.

       "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

       "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

       "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

       "APPLICABLE LEVERAGE RATIO" means, for any day, the Leverage Ratio on the last day of the most recently ended fiscal quarter of the Borrower for which the Borrower has delivered to the Administrative Agent and the Lenders the financial statements referred to in Section 3.04(a) or required to be delivered by the Borrower pursuant to Sections 5.01(a) or 5.01(b), as the case may be; provided that if the Borrower shall not have timely delivered any such financial statements, and the Required Lenders shall not have agreed otherwise, the Applicable Leverage Ratio for each day from and including the day on which such financial statements are required to be delivered to but excluding the day on which such financial statements are delivered shall be deemed to be greater than 3.50:1.

       "APPLICABLE PERCENTAGE" means, with respect to any Lender with a Commitment of either Class, the percentage of the total Commitments of such Class represented by such Lender's Commitment of such Class. If the Commitments of either Class have terminated or expired, the Applicable Percentages with respect to the Commitments of such Class shall be determined based upon the Commitments of such Class most recently in effect, giving effect to any assignments.

       "APPLICABLE RATE" means, for any day, with respect to any ABR Loan or Eurocurrency Loan, or with respect to any letter of credit participation fee or any commitment fee payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR SPREAD", "EUROCURRENCY SPREAD", "LETTER OF CREDIT FEE RATE" or "COMMITMENT FEE RATE", as the case may be, based upon the Applicable Leverage Ratio on such day:

=====================================================================================================
                                                                         Letter of
      Applicable Leverage Ratio:              ABR       Eurocurrency      Credit       Commitment
                                            Spread         Spread        Fee Rate       Fee Rate
-----------------------------------------------------------------------------------------------------
                                              0%            1.00%          0.75%          .250%
              <2.00 to 1
              -
-----------------------------------------------------------------------------------------------------
                                              0%            1.25%          1.00%         .3125%
      >2.00 to 1 and < 2.50 to 1
                     -
-----------------------------------------------------------------------------------------------------
                                             .25%           1.50%          1.25%          .375%
      >2.50 to 1 and < 3.00 to 1
                     -
-----------------------------------------------------------------------------------------------------
                                             .50%           1.75%          1.50%         .4375%
      >3.00 to 1 and < 3.50 to 1
                     -
-----------------------------------------------------------------------------------------------------
                                             .75%           2.00%          1.75%          .500%
              >3.50 to 1
=====================================================================================================

       "ASSET SALE" means any sale, lease, license or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, or any sale of the stock of any Subsidiary, but excluding (i) dispositions of cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, (ii) dispositions of inventory in the ordinary course of business and (iii) dispositions to the Borrower or any Subsidiary Guarantor. The description of any transaction as not constituting an "Asset Sale" does not affect any limitation on such transaction imposed by Articles V and VI of this Agreement.

       "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

       "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of (i) the Maturity Date and (ii) the date of termination of the Revolving Commitments.

       "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

       "BORROWER" means LaRoche Industries Inc., a Delaware corporation, and its successors.

       "BORROWER CONSOLIDATED EBITDA" means, for any period, the sum of:

                  (1) consolidated net income of the Borrower and its
              Consolidated Subsidiaries for such period (exclusive of (x) the portion of net income allocable to minority interests in unconsolidated Persons to the extent that cash distributions have not actually been received from such Persons and (y) the effect of any extraordinary or non recurring gain or loss), plus

                  (2) to the extent deducted in determining such consolidated net income, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and

              (iii) depreciation and amortization (including without limitation amortization of debt issuance costs) and other similar non-cash charges, plus

                  (3) to the extent not otherwise included in Borrower
              Consolidated EBITDA, cash repayments received by the Borrower or any Consolidated Subsidiary which is a Subsidiary Guarantor of the principal amount of the Intercompany Acquisition Loan.

       "BORROWER PLEDGE AGREEMENT" means the pledge agreement substantially in the form of Exhibit B between the Borrower and the Administrative Agent as amended from time to time.

       "BORROWER SECURITY AGREEMENT" means the security agreement substantially in the form of Exhibit C between the Borrower and the Administrative Agent entered into as of the Effective Date, as amended from time to time.

       "BORROWING" means Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

       "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

       "BUSINESS" means substantially all of the assets of the French chlor-alkali business unit of Rhone-Poulenc Chimie located at Pont de Claix, Hauterives and Saint Fons.

       "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (i) when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market and (ii) when used in connection with a French Franc Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in deposits in French Francs in London and, if funds are to be paid or made available in Paris on such day, Paris.

       "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

       "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

       "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than Permitted Holders, of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than Permitted Holders or (d) the failure of the Permitted Holders, collectively, to own (x) at any time prior to the consummation of a Qualified IPO, at least 51% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower and (y) at any time on or after the consummation of a Qualified IPO, at least 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower.

       "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

       "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or Revolving Loans.

       "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

       "COLLATERAL" means, collectively, all of the "Collateral" under the Collateral Documents.

       "COLLATERAL ACCOUNT" has the meaning assigned to such term in the Borrower Security Agreement.

       "COLLATERAL DOCUMENTS" means the Pledge Agreements, the Security Agreements, the Mortgages, any additional pledge agreements, security agreements or mortgages required to be delivered pursuant to the Loan Documents (including without limitation pursuant to Section 5.09 of this Agreement) and any other instruments or agreements executed pursuant to any of the foregoing.

       "COMMITMENT" means a Term Commitment or a Revolving Commitment, and "COMMITMENTS" means both of them.

       "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period, including in any event the capital portion of lease payments made in respect of Capital Lease Obligations, but excluding expenditures for the restoration or replacement of fixed assets to the extent financed by the proceeds of an insurance policy described in clause (i) of the definition of "MAJOR CASUALTY PROCEEDS."

       "CONSOLIDATED CURRENT ASSETS" means at any date the consolidated current assets of the Borrower and its Consolidated Subsidiaries determined as of such date.

       "CONSOLIDATED CURRENT LIABILITIES" means at any date (i) the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries plus (ii) the current liabilities of any Person (other than the Borrower or any of its Consolidated Subsidiaries) which are Guaranteed by the Borrower or a Consolidated Subsidiary, all determined as of such date.

       "CONSOLIDATED INDEBTEDNESS" means, at any date, the Indebtedness of the Borrower and its Consolidated Subsidiaries, but excluding (x) Employee Loan Guarantees with respect to loans in an aggregate principal amount not to exceed $5,000,000, (y) the Turbine Lease Guarantee and (z) solely at any date on and after the Term Drawdown Date, the Regulatory Guarantees, determined on a consolidated basis as of such date.

       "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, including in any event the interest portion of payments under Capital Lease Obligations, but excluding (i) any amortization of debt issuance costs and (ii) to the extent included in interest expense in accordance with Financial Accounting Standards Board Statements Nos. 87 and 106, deferred payment obligations with respect to pension plans and post retirement benefits.

       "CONSOLIDATED NET WORKING INVESTMENT" means at any date Consolidated Current Assets (exclusive of cash and cash equivalents) minus Consolidated Current Liabilities (exclusive of Indebtedness).

       "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date.

       "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

       "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

       "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

       "DOLLAR" (i) or "$" means, when used in reference to a currency, lawful money of the United States of America and (ii) when used in reference to any Loan or Borrowing, refers to a Loan, or Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Adjusted LIBO Rate for Borrowings in Dollars or the Alternate Base Rate.

       "DOLLAR AMOUNT" means, at any time:

                     (i) with respect to any Dollar Loan, the principal amount thereof then outstanding;

                     (ii) with respect to any French Franc Loan, the principal amount thereof then outstanding in French Francs, converted to Dollars at the Spot Rate at the relevant Rate Fixing Time;

                     (iii) with respect to any Letter of Credit, the undrawn amount thereof; and

                     (iv) with respect to any LC Disbursement, the amount of such LC Disbursement.

       As used in this definition, "SPOT RATE" means, at any Rate Fixing Time, the spot rate at which French Francs are offered for sale against Dollars as shown on Reuters page FX, WRLD at such Rate Fixing Time, and "RATE FIXING TIME" means (i) if a Dollar Amount is being determined in connection with a Borrowing, prepayment or other action requiring advance notice from the Borrower to the Administrative Agent hereunder, a time determined by the Administrative Agent within a reasonable time after it receives such notice and (ii) if a Dollar Amount is being determined in any other connection, a time determined by the Administrative Agent on the day on which the relevant action is to be taken or for which the relevant amount is to be determined, as the case may be.

       "DOLLAR PAYMENTS" has the meaning assigned such term in Section 2.17(a).

       "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

       "EMPLOYEE LOAN GUARANTEES" means any Guarantee by the Borrower of loans made to employees of the Borrower and its Subsidiaries to permit such employees to purchase shares of capital stock of the Borrower; provided that such shares are pledged to the Borrower as collateral security for such Guarantee.

       "ENVIRONMENTAL LAWS" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or release of pollutants, contaminants, Hazardous Substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

       "ENVIRONMENTAL LIABILITIES" means all liabilities in connection with or relating to the business, assets, presently or previously owned or leased property, activities (including, without limitation, off-site disposal) or operations of the Borrower and each Subsidiary, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws (including, without limitation, any matter disclosed or required to be disclosed in Schedule 3.06 hereto).

       "EQUITY ISSUANCE" means the issuance of any equity securities by the Borrower or any of its Subsidiaries, including without limitation any equity securities issued pursuant to the exercise of stock options or warrants, other than equity securities issued to the Borrower or any Subsidiary.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

       "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

       "ERISA EVENT" means (a) any "REPORTABLE EVENT", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "ACCUMULATED FUNDING DEFICIENCY" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

       "EUROCURRENCY", when used in reference to any Loan or Borrowing, refers to a Loan, or Loans comprising such Borrowing, that are Eurodollar Loans or French Franc Loans.

       "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made in Dollars and bear interest at a rate determined by reference to the Adjusted LIBO Rate.

       "EVENT OF DEFAULT" has the meaning assigned to such term in Article VII.

       "EXCESS CASH FLOW" means, for any period, the excess (if any), determined without duplication, of:

                     the sum of (i) Borrower Consolidated EBITDA for such fiscal period, (ii) cash interest income and extraordinary cash income of the Borrower and its Consolidated Subsidiaries for such fiscal period (to the extent not included in Borrower Consolidated EBITDA) and (iii) any decrease in Consolidated Net Working Investment between the beginning and the end of such period;

minus

                     the sum of (i) Consolidated Capital Expenditures made in
              cash in accordance with Section 6.11 during such period, (ii) cash interest expense and extraordinary cash expense of the Borrower and its Consolidated Subsidiaries for such period (to the extent not included in Borrower Consolidated EBITDA), (iii) any increase in Consolidated Net Working Investment between the beginning and the end of such period, (iv) mandatory reductions of long-term Indebtedness of the Borrower and its Consolidated Subsidiaries during such period (adjusted to eliminate the effect of prepayments on account of Excess Cash Flow for a prior period),
              (v) repayments during such period of the revolving credit loans and short-term Indebtedness of the Borrower and its Consolidated Subsidiaries which were not made with the proceeds of other Indebtedness and which repaid amounts cannot be reborrowed or redrawn under the instruments evidencing such loans and short-term Indebtedness, (vi) expenditures for plant turnaround costs made in cash for such period (as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period), (vii) expenditures incurred in connection with the refinancing of any Indebtedness in accordance with Section 6.01(a)(iii)(y) during such period and
              (viii) cash payments with respect to taxes made during such period;

provided that Consolidated Net Working Investment at the beginning of such period shall be determined on a pro forma basis adjusted to give effect (as if such event had occurred on the first day of such period) to each Permitted Acquisition made in accordance with Section 6.11 during such period.

       "EXCLUDED SUBSIDIARY" means (i) LaRoche Air Systems, Inc. (but only so long as its assets and its net income, determined on the basis of the most recent financial statements of the Borrower delivered to the Lenders hereunder, are less than 5% of the consolidated assets of the Borrower and its Consolidated Subsidiaries and 5% of the consolidated net income of the Borrower and its Consolidated Subsidiaries, respectively, in each case determined on the basis of such financial statements), (ii) LaRoche Filter Systems, Inc. (but only so long as the fair market value of the assets held by it does not exceed $100,000),
(iii) LaRoche International Inc., (but only so long as the fair market value of the assets held by it does not exceed $100,000), (iv) LaRoche Overseas Inc., (but only so long as the fair market value of the assets held by it does not exceed $100,000), (v) LCI Stone Inc. (but only so long as the fair market value of the assets held by it does not exceed $100,000), (vi) solely at any date prior to the earlier of (x) the Term Drawdown Date and (y) the date on which JVC becomes a Subsidiary, LII Europe and (vii) LaRoche Fortier Inc. (but only so long as the only asset held by it is the partnership interest in the Avondale joint venture with Cytec Industries Inc.).

       "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

       "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

       "FINANCIAL OFFICER" means the chief financial officer or treasurer of the Borrower.

       "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

       "FOREIGN SUBSIDIARY" means at any time any Subsidiary not organized under the laws of, or having a principal place of business in, the United States of America or any State, the District of Columbia or any territory or possession of the United States of America.

       "FRENCH FRANC" (i) or "FF" means, when used in reference to a currency, lawful money of the Republic of France and (ii) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate for Borrowings in French Francs.

       "FRENCH FRANC EXPOSURE" means, at any time, the Dollar Amount of all French Franc Loans outstanding at such time.

       "FRENCH FRANC LOAN" means a Loan that is made in French Francs.

       "FRENCH FRANC PAYMENTS" has the meaning assigned such term in Section 2.17(a).

       "GAAP" means generally accepted accounting principles in the United States of America.

       "GOVERNMENTAL AUTHORITY" means the government of the United States of America, France, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

       "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guarantee issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

       "HAZARDOUS SUBSTANCES" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having constituent elements displaying any of the foregoing characteristics, regulated under Environmental Laws.

       "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

       "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

       "INDEBTEDNESS INCURRENCE" means any incurrence by the Borrower or any of its Subsidiaries of any Indebtedness, other than Indebtedness permitted under
Section 6.01(a)(i) through (xiii), inclusive; provided that if the aggregate principal amount of the Refinancing Subordinated Notes exceeds $150,000,000, the incurrence of the Indebtedness evidenced thereby shall be an Indebtedness Incurrence to the extent of such excess.

       "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

       "INDEMNITY PROCEEDS" means any amounts constituting indemnity payments received by the Borrower or any of its Subsidiaries pursuant to indemnity provisions contained in the Acquisition Documents.

       "INDENTURE" means the Indenture dated as of August 17, 1994 between the Borrower and The Bank of New York (successor to NationsBank of Georgia, National Association), as Trustee, as amended from time to time in accordance with
Section 6.09.

       "INDENTURE AMENDMENTS" means the amendments to the provisions of the Indenture set forth in the Offer to Purchase and Consent Solicitation Statement.

       "INTERCOMPANY ACQUISITION LOAN" means the term loan in a principal amount of up to $13,500,000 made by the Borrower or LII Europe to JVC on the Term Drawdown Date to pay or finance the payment of a portion of the purchase price of the Acquisition.

       "INTEREST COVERAGE RATIO" means, at the last day of any fiscal quarter, the ratio of (i) Borrower Consolidated EBITDA for the period of four consecutive fiscal quarters then ended to (ii) Consolidated Interest Expense for the same four-quarter period.

       "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

       "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

       "INTEREST PERIOD" means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and
(iii) if any Interest Period pertaining to a Eurocurrency Term Loan includes a date on which a scheduled payment of principal of the Term Loans included in such Borrowing is required to be made under Section 2.09(a) but does not end on such date, then (a) the principal amount of each Eurocurrency Term Loan required to be repaid on such date shall have an Interest Period ending on such date and
(b) the remainder (if any) of each such Eurocurrency Term Loan shall have an Interest Period determined as set forth above. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

       "ISSUING BANK" means The Chase Manhattan Bank and Hibernia National Bank, in their respective capacities as the issuer of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "ISSUING BANK" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

       "JVC" means ChlorAlp S.A.S., a French corporation to which Rhone-Poulenc Chimie will, on or before the Term Drawdown Date, have contributed the Business.

       "JVC CONSOLIDATED EBITDA" means for any period (i) consolidated net income of JVC and its Consolidated Subsidiaries for such period (exclusive of (x) the portion of net income allocable to minority interests in unconsolidated Persons to the extent that cash distributions have not actually been received from such Persons and (y) the effect of any extraordinary or non recurring gain or loss), plus (ii) to the extent deducted in determining such consolidated net income, the aggregate amount of (a) consolidated interest expense, (b) income tax expense and (c) depreciation and amortization (including without limitation amortization of debt issuance costs) and other similar non-cash charges.

       "LC DISBURSEMENT" means a payment to the beneficiary thereof made by the Issuing Bank pursuant to a Letter of Credit.

       "LC EXPOSURE" means, at any time, the sum of (a) all outstanding Letters of Credit at such time and (b) all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage (determined on the basis of the Revolving Commitments) of the total LC Exposure at such time.

       "LENDERS" means the Persons listed on Schedule 2.01 under the heading "Lenders" and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Acceptance.

       "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

       "LEVERAGE RATIO" means, at the last day of any fiscal quarter, the ratio of (i) Consolidated Indebtedness on such day (other than Indebtedness consisting of contingent obligations with respect to letters of credit and letters of guarantee) minus, solely if such day falls on or prior to August 31, 1998, the aggregate amount of cash and cash equivalents on deposit in the Collateral Account or in any account with respect to which a lockbox letter referred to in the Borrower Security Agreement has been delivered to the relevant lockbox bank and acknowledged by such bank to (ii) Adjusted Borrower EBITDA for the period of four consecutive fiscal quarters ended on such day. For purposes of determining Borrower Consolidated EBITDA for purpose of determining Adjusted Borrower EBITDA at any time during the fiscal quarter in which a Permitted Acquisition has been made and the three fiscal quarters immediately succeeding such fiscal quarter, Borrower Consolidated EBITDA shall be increased for any fiscal quarter which began prior to such Permitted Acquisition by the amount of Borrower Consolidated EBITDA which the Borrower shall determine would have been attributable to the acquired assets for the fiscal quarter most recently ended on or prior to the date of such Permitted Acquisition; provided that (i) the Administrative Agent shall have consented to the calculation on the basis of which the Borrower determined such amount to be so attributed and (ii) for the fiscal quarter in which the Permitted Acquisition has occurred, such increase shall be prorated to reflect only the days during such fiscal quarter prior to the consummation of the Permitted Acquisition.

       "LIBO RATE" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Page 3750 (if such Borrowing is in Dollars) or Page 3740 (if such Borrowing is in French Francs) of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the relevant currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits of $5,000,000 or the equivalent in French Francs, rounded upward to the nearest multiple of 5,000,000 French Francs, and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

       "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

       "LII EUROPE" means LII Europe S.A.R.L., a French corporation and a wholly-owned Subsidiary.

       "LOAN DOCUMENTS" means this Agreement, the Letters of Credit, the Subsidiary Guarantee and the Collateral Documents.

       "LOANS" means Term Loans or Revolving Loans or any combination thereof.

       "LONDON OFFICE" means, at any time, the office of the Administrative Agent in London specified in or pursuant to Section 9.01 at such time.

       "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received from a Person other than the Borrower or any of its Subsidiaries in connection with one or more related events by the Borrower or any of its Subsidiaries under any insurance policy maintained by the Borrower or any of its Subsidiaries covering casualty losses with respect to tangible real or personal property or improvements or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by the Borrower or any of its Subsidiaries, in either case only if the amount of such aggregate proceeds or award or other compensation exceeds $500,000, in each case less any taxes actually paid or to be payable by the Borrower or any of its Subsidiaries (as estimated by a Financial Officer, giving effect to the overall tax position of the Borrower) in respect of receipt of such insurance proceeds or award or other compensation, as the case may be.

       "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under the Loan Documents or (c) the ability of the Lenders or the Administrative Agent to practically realize the rights and benefits, taken as a whole, intended to be afforded to the Lenders or the Administrative Agent, as the case may be, under the Loan Documents.

       "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $2,000,000. For purposes of determining Material Indebtedness, the "PRINCIPAL AMOUNT" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

       "MATURITY DATE" means August 26, 2003.

       "MORTGAGES" means, collectively, the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust and similar instruments listed on Schedule 1.01, each in form and substance satisfactory to the Administrative Agent, executed by the Borrower in favor of the Administrative Agent for the benefit of the Lenders, as amended from time to time.

       "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

       "NET CASH PROCEEDS" means, with respect to any Indebtedness Incurrence, Equity Issuance or Asset Sale, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries therefrom or in respect thereof (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale), less (x) any expenses reasonably incurred by such Person in respect thereof and (y) solely with respect to any Asset Sale, (i) the amount of any Indebtedness secured by a Lien on any asset disposed of in such Asset Sale and required to be discharged from the proceeds thereof and (ii) any taxes actually paid or to be payable by such Person (as estimated by a Financial Officer, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale.

       "NEW YORK OFFICE" means, at any time, the office of the Administrative Agent in New York specified in or pursuant to Section 9.01 at such time.

       "OBLIGOR" means each of the Borrower and the Subsidiary Guarantors.

       "OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT" means the Offer to Purchase and Consent Solicitation Statement dated August 6, 1997 and made by the Borrower with respect to the Senior Subordinated Notes and the Indenture, as amended from time to time; provided that any amendment of any material term of the Tender Offer or the Indenture Amendments set forth therein (other than an amendment extending the expiration date of the Tender Offer) shall not be effective for purposes of this Agreement unless consented to in writing by the Required Lenders.

       "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

       "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

       "PERMITTED ACQUISITION" means any acquisition (other than the Acquisition or purchases of capital stock of JVC by LII Europe pursuant to the Put/Call Arrangements), whether in a single transaction or series of related transactions, by the Borrower or any one or more Subsidiaries, or any combination thereof, of (i) all or a substantial part of the assets, or a going concern business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of securities of an existing corporation or other Person having ordinary voting power (apart from rights accruing under special circumstances) to elect a majority of the board of directors of such corporation or other Person or (iii) control of a greater than 50% ownership interest in any existing partnership, joint venture or other Person, provided that:

                     (w) both before and immediately after giving effect to such acquisition, no Default shall have occurred and be continuing;

                     (x) the Person whose assets, securities or equity interests are being acquired is engaged in the same line of business activity as the Borrower and its Subsidiaries and businesses reasonably related thereto;

                     (y) the Borrower shall be in compliance with Sections 6.12,
              6.13 and 6.14 after the Leverage Ratio, Interest Coverage Ratio and Borrower Consolidated EBITDA are each adjusted with respect to such acquisition on the date of consummation or proposed consummation thereof (the "Transaction Date") as follows: in calculating Borrower Consolidated EBITDA and Consolidated Interest Expense, (1) the incurrence of any Indebtedness in connection with such acquisition and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the period of four consecutive fiscal quarters (or other period) for which such amounts are required to be determined in accordance with the definitions of Leverage Ratio and Interest Coverage Ratio (the "Reference Period"), (2) pro forma effect shall be given to any acquisition (including adjustments to operating results required to be made in accordance with GAAP) which occurs during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date as if such acquisition had occurred on the first day of the Reference Period, (3) the incurrence of any Indebtedness during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of such Reference Period and (4) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an interest party swap or cap or similar agreement (which shall remain in effect for the twelve month period after the Transaction Date) which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used; and

                     (z) at least thirty days prior to the closing date for any such acquisition (or, in the case of any acquisition that occurs within 30 days after the Effective Date, within such time as the Borrower and the Administrative Agent agree), the Borrower shall have delivered to each of the Lenders (1) a compliance certificate certifying the Borrower's compliance with the provisions of this Agreement, including, without limitation, Sections 6.12, 6.13 and 6.14, after giving effect on a pro forma basis to such acquisition and (2) a report of the chief financial officer or chief accounting officer of the Borrower, in a form and providing sufficient detail and justification for the information provided therein, including assumptions, as shall be found to be reasonable by the Administrative Agent in its good faith discretion after completion of reasonable due diligence, establishing (A) the basis for such certification and (B) that after giving effect to such acquisition and the financing therefor, the Borrower shall be in compliance on a pro forma basis until the end of the fiscal year immediately following the fiscal year in which such acquisition is proposed to be consummated with the covenants contained in Sections 6.12, 6.13 and 6.14.

       "PERMITTED ENCUMBRANCES" means:

                     (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                     (b) carriers', warehousemen's, mechanics', materialmen's,
              repairmen's and other like Liens imposed by law, arising in the ordinary course of business or with respect to obligations that are being contested in compliance with Section 5.04;

                     (c) pledges and deposits made in the ordinary course of
              business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                     (d) deposits to secure the performance of bids, trade
              contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

                     (e) easements, zoning restrictions, rights-of-way and
              similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "PERMITTED ENCUMBRANCES" (x) shall not include any Lien securing Indebtedness (other than the Loans and any reimbursement obligations in respect of any LC Disbursement) and (y) when used with respect to any Collateral subject to a Mortgage, shall mean the "PERMITTED ENCUMBRANCES" as defined in such Mortgage only.

       "PERMITTED HOLDERS" means: (i) any of Johnnie Lou Stephens LaRoche, W. Walter LaRoche, III, Victoria E. LaRoche, Louanne C. LaRoche, Grant O. Reed, Richard H. Watts, William G. Osborne, Harold W. Ingalls, Paul L.M. Beckwith, George R. Wislar, C.L. Wagner, Jr. and Vincent R. Gurzo, (ii) spouses or lineal descendants of the Persons described in clause (i), (iii) in the event of incompetence or death of any of the Persons described in clauses (i) or (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries and (iv) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iii).

       "PERMITTED INVESTMENTS" means:

                     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                     (b) investments in commercial paper maturing within 270
              days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Group or from Moody's Investor Service Inc.;

                     (c) investments in certificates of deposit, banker's
              acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

       "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

       "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "EMPLOYER" as defined in Section 3(5) of ERISA.

       "PLAN REVERSION PROCEEDS" means the aggregate amount of payments received by the Borrower or any of its Subsidiaries from the termination of a Plan.

       "PLEDGE AGREEMENT" means the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, and "PLEDGE AGREEMENTS" means any combination of the foregoing.

       "PRIME RATE" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

       "PUT/CALL AGREEMENT" means the Put and Call Agreement dated as of August 1, 1997 among Rhone-Poulenc Chimie, JVC, LII Europe and the Borrower, as in effect on the Term Drawdown Date in the form approved by the Lenders and as further amended from time to time in accordance with Section 6.09.

       "PUT/CALL ARRANGEMENTS" means (i) the put arrangements pursuant to which Rhone-Poulenc Chimie has the right to sell to LII Europe, and LII Europe has the obligation to purchase from Rhone-Poulenc Chimie, the capital stock of JVC owned by Rhone-Poulenc Chimie, (ii) the put arrangements pursuant to which LII Europe has the right to sell to Rhone-Poulenc Chimie, and Rhone-Poulenc Chimie has the obligation to purchase from LII Europe, the capital stock of JVC owned by LII Europe and (iii) the call arrangements pursuant to which Rhone-Poulenc Chimie has the right to purchase from LII Europe, and LII Europe has the obligation to sell to Rhone-Poulenc Chimie, the capital stock of JVC owned by LII Europe, all as set forth in the Put/Call Agreement.

       "QUALIFIED IPO" means any Equity Issuance consisting of the sale of shares of common stock of the Borrower by and for the account of the Borrower pursuant to an underwritten initial public offering registered under the Securities Act of 1933, as amended; provided that the Net Cash Proceeds with respect thereto are at least equal to $100,000,000.

       "REDUCTION PERCENTAGE" means (i) in the case of an Equity Issuance, 50%, and (ii) in all other cases, 100%.

       "REFINANCING DATE" means the date on which the Refinancing Subordinated Notes shall have been issued, the Tender Offer shall have been consummated and the Indenture Amendments shall have become effective.

       "REFINANCING SUBORDINATED NOTES" means debt securities of the Borrower issued after the Effective Date in an aggregate principal amount not in excess of $175,000,000 so long as (i) the material terms of such securities (including without limitation tenor and interest payments) have been approved in writing by the Administrative Agent prior to the issuance thereof; provided that in no event shall (x) the final maturity date of such securities fall prior to seven years after the date of issuance thereof or (y) the interest rate applicable thereto exceed 11% per annum, and (ii) the obligations of the Borrower with respect to such securities are subordinated in right of payment to the obligations of the Borrower under the Financing Documents pursuant to subordination provisions which have been approved in writing by the Administrative Agent.

       "REGISTER" has the meaning set forth in Section 9.04.

       "REGULATED ACTIVITY" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

       "REGULATORY GUARANTEES" means reimbursement obligations incurred by the Borrower in respect of any bank guaranty or letter of credit or similar undertaking, issued for the account of JVC in accordance with applicable law and providing for posting security for obligations under certain environmental and other regulatory permits, so long as the posting of such security is required by applicable law or is a condition precedent to the issuance of any governmental license, permit or consent. Such obligations shall be excluded from "Consolidated Indebtedness" and shall be permitted under Section 6.01(a)(viii), in each case for any date on or after the Term Drawdown Date, up to an amount to be agreed upon between the Borrower and the Lenders on or prior to the Term Drawdown Date (and, if the Borrower and the Lenders shall not agree upon any such amount, such amount shall be zero).

       "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

       "RELEASE" means any discharge, emission or release, including a "Release" as defined in CERCLA at 42 U.S.C. Section 9601(22). The term "Released" shall have a corresponding meaning.

       "REQUIRED LENDERS" means, at any time, Lenders having in the aggregate at least 51% of the sum of (i) Revolving Credit Exposures and unused Revolving Commitments at such time and (ii) the aggregate Dollar Amount of the Term Loans outstanding at such time (or, if no Term Loans are outstanding at such time, the aggregate Term Commitments at such time).

       "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

       "REVOLVING COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (x) reduced from time to time pursuant to Sections 2.07(c) and 2.09(b) and (y) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01 under the heading "Revolving Commitment", or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $100,000,000.

       "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of (i) the aggregate Dollar Amount of such Lender's Loans outstanding at such time and (ii) its LC Exposure at such time.

       "REVOLVING LOAN" means a loan made pursuant to Section 2.01(b).

       "RHONE-POULENC" means Rhone-Poulenc, S.A., a French company, and its successors.

       "RHONE-POULENC CHIMIE" means Rhone-Poulenc Chimie, S.A., a wholly owned subsidiary of Rhone-Poulenc.

       "SECURITY AGREEMENT" means the Borrower Security Agreement or the Subsidiary Security Agreement, and "SECURITY AGREEMENTS" means both of them.

       "SENIOR SUBORDINATED NOTES" means the 13% Senior Subordinated Notes Due 2004 issued pursuant to the Indenture.

       "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

       "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of August 1, 1997 among Rhone-Poulenc Chimie, JVC, LII Europe and the Borrower, as in effect on the Term Drawdown Date in the form approved by the Lenders and as further amended from time to time in accordance with Section 6.09.

       "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

       "SUBSIDIARY" means any subsidiary of the Borrower.

       "SUBSIDIARY GUARANTEE" means the guarantee agreement substantially in the form of Exhibit D by each Subsidiary Guarantor for the benefit of the Administrative Agent, as amended from time to time.

       "SUBSIDIARY GUARANTORS" means each Person who becomes a party to the Subsidiary Guarantee pursuant to Section 5.09.

       "SUBSIDIARY PLEDGE AGREEMENT" means the pledge agreement substantially in the form of Exhibit E among each Subsidiary Guarantor and the Administrative Agent, as amended from time to time.

       "SUBSIDIARY SECURITY AGREEMENT" means the security agreement substantially in the form of Exhibit F hereto among each Subsidiary Guarantor and the Administrative Agent, as amended from time to time.

       "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

       "TENDER OFFER" means the offer by the Borrower to purchase all, but not less than a majority of, the Senior Subordinated Notes on the terms set forth in the Offer to Purchase and Consent Solicitation Statement.

       "TERM COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Term Loans hereunder, as such commitment may be (x) reduced from time to time pursuant to Section 2.07(c) and
(y) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01 under the heading "Term Commitment", or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $60,000,000.

       "TERM DRAWDOWN DATE" means the date on which the first Term Borrowing is made hereunder.

       "TERM LOAN" means a loan made pursuant to Section 2.01(a).

       "TRANSACTIONS" means the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

       "TURBINE LEASE GUARANTEE" means the reimbursement obligations incurred by the Borrower to Rhone-Poulenc in connection with Rhone-Poulenc's Guarantee of lease payments due on three turbine generators leased by CEVCO from Banque Paribas, up to an amount equivalent to $2,500,000 per annum for each year ending on or after the Term Drawdown Date and prior to the date on which JVC becomes a Subsidiary and up to an amount equivalent to $5,000,000 per annum for each year ending thereafter.

       "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate for Borrowings in Dollars, the Adjusted LIBO Rate for Borrowings in French Francs or the Alternate Base Rate.

       "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

       SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "REVOLVING LOAN") or by Type (e.g., a "EURODOLLAR LOAN") or by Class and Type (e.g., a "EURODOLLAR REVOLVING LOAN"). Borrowings also may be classified and referred to by Class (e.g., a "REVOLVING BORROWING") or by Type (e.g., a "EURODOLLAR BORROWING") or by Class and Type (e.g., a "EURODOLLAR REVOLVING BORROWING").

       SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION". The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "ASSET" and "PROPERTY" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

       SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time (subject to Section 6.10); provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                  The Credits

       SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make loans to the Borrower on the Term Drawdown Date in an aggregate Dollar Amount that will not result in such Lender's Term Loans exceeding such Lender's Term Commitment. Loans made pursuant to this subsection are not revolving in nature and amounts of such loans repaid or prepaid may not be reborrowed.

       (b) Subject to the terms and conditions set forth herein, each Lender agrees to make loans to the Borrower from time to time during the Availability Period in an aggregate Dollar Amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

       SECTION 2.02. Loans and Borrowings. (a) Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Lenders ratably in accordance with their respective Term Commitments. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make the Loans required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make its Loans as required.

       (b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans, Eurodollar Loans or French Franc Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

       (c) At the commencement of each Interest Period for any Borrowing, such Borrowing shall be in an aggregate Dollar Amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that (x) any French Franc Borrowing may be in such an aggregate Dollar Amount reduced to the extent required so that the aggregate amount of such French Franc Borrowing is an integral multiple of FF 2,500,000 and not less than FF 5,000,000, (y) any ABR Revolving Borrowing may be in an aggregate Dollar Amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) and (z) no Borrowing shall be a French Franc Borrowing if, after giving effect thereto, the French Franc Exposure will exceed $75,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of nine Eurocurrency Borrowings outstanding.

       (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

       SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone, not later than 12:30 p.m., New York City time, (a) in the case of a Eurodollar Borrowing, three Business Days before the date of the proposed Borrowing, (b) in the case of a French Franc Borrowing, four Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written

Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

              (i)    the aggregate amount of the requested Borrowing;

              (ii)   the date of such Borrowing, which shall be a Business Day;

              (iii) whether such Borrowing is to be a Term Borrowing made on the Term Drawdown Date only or a Revolving Borrowing;

              (iv) whether such Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a French Franc Borrowing; (it being understood that upon the making of the Loans included in any French Franc Borrowing the Borrower shall be deemed to represent and warrant that the French Franc Exposure does not exceed $75,000,000);

              (v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "INTEREST PERIOD"; and

              (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
       Section 2.05.

       If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request with respect to a Borrowing of either Class in accordance with this Section, the Administrative Agent shall advise each Lender with a Commitment of such Class of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

       SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit in Dollars for its own account or the account of any Subsidiary for the purpose of supporting obligations of the Borrower or such Subsidiary incurred in the ordinary course of business, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

       (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the account party to be named therein (if a Subsidiary) and of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if it is in such form, and contains such terms and supports such transactions in the ordinary course of business, as are reasonably satisfactory to the Issuing Bank, and if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the lesser of (x) $30,000,000 and (y) the total Revolving Commitments at such time, and (iii) no more than twenty Letters of Credit shall be outstanding.

       (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

       (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

       (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to the amount of such LC Disbursement by 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Revolving Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

       (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any other Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

       (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

       (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph
(e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

       (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "ISSUING BANK" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

       (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Lenders with LC Exposure representing at least 51% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the Collateral Account an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or
(i) of Article VII.

       SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) by 1:30 p.m. (New York City time), to the Administrative Agent at its New York Office, in Dollars, if such Loan is to be made in Dollars and (ii) by 1:30 p.m. (London time), to the Administrative Agent at its London Office, in French Francs, if such Loan is to be made in French Francs. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City (if such Loans are in Dollars) or in London (if such Loans are in French Francs) and, in each case, designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

       (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing (if any), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the Federal Funds Effective Rate (if the Loans included in such Borrowing are Dollar Loans) or the relevant LIBO Rate (if the Loans included in such Borrowing are French Franc Loans) (or, solely if the Administrative Agent shall have determined that the Federal Funds Effective Rate or the relevant LIBO Rate, as applicable, will not adequately and fairly reflect the cost of funds of the Administrative Agent, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation) or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

       SECTION 2.06. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type (if it is a Dollar Borrowing) or may elect to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

       (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

       (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

              (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

              (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

              (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a French Franc Borrowing; provided that no resulting Borrowing may be a French Franc Borrowing if, after giving effect to such election, the French Franc Exposure will exceed $75,000,000 (and upon the effectiveness of such election, the Borrower shall be deemed to represent and warrant that the French Franc Exposure does not exceed $75,000,000); and

              (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "INTEREST PERIOD".

       If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

       (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

       (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing, if it is a Eurodollar Borrowing, or shall be continued with an Interest Period of one month, if it is a French Franc Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Dollar Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

       SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, the Term Commitments shall terminate on the Term Drawdown Date simultaneous with the funding of the Term Loans made on the Term Drawdown Date.

       (b) Unless previously terminated, and subject to Section 2.09(b)(i), the Revolving Commitments shall terminate on the Maturity Date.

       (c) The Borrower may at any time terminate, or from time to time reduce, the Commitments of either Class; provided that (i) each reduction of the Commitments of either Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the total Revolving Commitments.

       (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of either Class under paragraph (c) of this Section at least five Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders having Commitments of the affected Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of either Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

       SECTION 2.08. Maturity of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan on the Maturity Date, subject to Sections 2.09(a) and 2.09(b)(i).

       (b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, subject to Section 2.09(b)(ii).

       (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

       (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

       (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

       (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

       SECTION 2.09. Mandatory Prepayment of Loans and Reduction of Revolving Commitments. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender, on each date set forth below, an aggregate principal amount of the Term Loans equal to the amount set forth below opposite such date (as such amount may be reduced pursuant to paragraph (b)(v) below or Section 2.10(c)):

                                  DATE           AMOUNT
                           -----------------   ----------
                           December 31, 1997   $1,250,000
                           March 31, 1998       1,250,000
                           June 30, 1998        1,250,000
                           September 30, 1998   1,250,000
                           December 31, 1998    1,250,000
                           March 31, 1999       1,250,000
                           June 30, 1999        1,250,000
                           September 30, 1999   2,500,000
                           December 31, 1999    2,500,000
                           March 31, 2000       2,500,000
                           June 30, 2000        2,500,000
                           September 30, 2000   3,125,000
                           December 31, 2000    3,125,000
                           March 31, 2001       3,125,000
                           June 30, 2001        3,125,000
                           September 30, 2001   3,125,000
                           December 31, 2001    3,125,000
                           March 31, 2002       3,125,000
                           June 30, 2002        3,125,000
                           September 30, 2002   3,750,000
                           December 31, 2002    3,750,000
                           March 31, 2003       3,750,000
                           June 30, 2003        3,750,000
                           Maturity Date        1,250,000

     (b) (i) In addition, the Borrower shall prepay Term Loans (or the Term Commitments shall be reduced) and, solely in the case of clause (x) below, the Revolving Commitments shall be reduced as follows:

              (x) on the date which the Borrower or any of its Subsidiaries shall receive any Net Cash Proceeds with respect to (1) any Asset Sale made in any fiscal year, but solely if, and solely to the extent that, the aggregate Net Cash Proceeds from such Asset Sale, when combined with all other Asset Sales previously made during such fiscal year, exceeds $500,000, (2) any Indebtedness Incurrence, (3) any Equity Issuance or (4) any Plan Reversion Proceeds, the Borrower shall prepay Term Loans (or, if the Term Drawdown Date has not yet occurred and Term Commitments are outstanding, the Term Commitments shall be reduced until the Term Commitments have been reduced to zero) and the Revolving Commitments shall be reduced, in the aggregate, by an amount equal to the Reduction Percentage of such Net Cash Proceeds or Plan Reversion Proceeds, as the case may be; provided that if the Net Cash Proceeds or Plan Reversion Proceeds are less than $500,000, such prepayment or reduction shall be made upon receipt of proceeds such that, together with all other such amounts not previously applied, aggregate Net Cash Proceeds and Plan Reversion Proceeds are equal to at least $500,000; and provided further that the Borrower shall not be required to apply to such prepayment or reduction (A) Net Cash Proceeds of sales of assets held for disposition and set forth in
         Schedule 2.09 and (B) up to $10,000,000 of Net Cash Proceeds of other Asset Sales which would otherwise be required to be applied to such prepayment or reduction, in either case to the extent such Net Cash Proceeds are reinvested within 270 days of such Asset Sales in productive assets of a kind used or usable in the business of the Borrower or such Subsidiary; and

              (y) on or before the 95th day after the end of each fiscal year beginning with the fiscal year ending in 1999, the Borrower shall prepay Term Loans by an amount equal to 50% of Excess Cash Flow for such fiscal year.

     (ii) In addition, promptly following receipt by the Borrower or any of its Subsidiaries of any Major Casualty Proceeds or Indemnity Proceeds, the Borrower shall deposit with the Administrative Agent in the Collateral Account an amount of cash or Liquid Investments (as defined in the Borrower Security Agreement) equal to the amount of such Major Casualty Proceeds or Indemnity Proceeds, as the case may be. So long as no Default has occurred and is continuing, an amount equal to the aggregate amount of such cash proceeds which such Person has expended or committed to expend for the restoration or replacement of the asset in respect of which such Major Casualty Proceeds payment was made or to remedy the event giving rise to such Indemnity Proceeds payment, shall be released by the Administrative Agent to the Borrower; provided that if within 180 days of receipt of such payment such Person shall not have expended or committed to expend an equivalent amount for the restoration or replacement of the asset in respect of which such Major Casualty Proceeds payment was made, or to remedy the event giving rise to such Indemnity Proceeds payment, the excess of the amount of such payment over the amount of such expenditures and commitments shall be applied to prepay the Term Loans (or, if the Term Drawdown Date has not yet occurred and Term Commitments are outstanding, reduce the Term Commitments until the Term Commitments have been reduced to zero) and reduce the Revolving Commitments on such 180th day.

     The prepayments and reductions required pursuant to clauses (i) and (ii) of this paragraph shall be effected in the following order: first, the Borrower shall prepay the Term Loans until the Term Loans have been paid in full (or, if the Term Drawdown Date has not yet occurred and Term Commitments are outstanding, reduce the Term Commitments until the Term Commitments have been reduced to zero), and second, the Revolving Commitments shall be reduced; provided that no prepayment made pursuant to clause (b)(i)(y) shall reduce the Revolving Commitments.

     (iii) If on the date of any reduction of the Revolving Commitments pursuant to clauses (i) or (ii) of this paragraph the aggregate Revolving Credit Exposure on such date exceeds the aggregate Revolving Commitments on such date as then reduced (or if the Revolving Commitments have terminated but there is still Revolving Credit Exposure), the Borrower shall apply an amount equal to such excess to prepay the Revolving Loans and cash collateralize Letters of Credit so that after giving effect thereto the Revolving Credit Exposure of each Lender does not exceed its Revolving Commitment as then
reduced (or until there is no Revolving Credit Exposure).   The prepayments and
cash collateralization required pursuant to this clause shall be effected in the following order: first, the Borrower shall prepay the Revolving Loans until the Revolving Loans have been paid in full and second, the Borrower shall cash collateralize Letters of Credit by depositing any remaining amounts in the LC Collateral Account. In determining Revolving Credit Exposure for purposes of this clause, LC Exposure shall be reduced to the extent that Letters of Credit have been cash collateralized as contemplated by the previous sentence.

     (iv) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment or reduction under this paragraph not later than 12:30 p.m., New York City time, three Business Days before the date of prepayment or reduction, as the case may be (or, solely if such prepayment will be a prepayment of ABR Loans only, no later than 12:30 p.m., New York City time, on the date of such prepayment). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.07. Each prepayment of Loans of either Class made by the Borrower pursuant to this Section shall be applied to such Borrowing or Borrowings of such Class as the Borrower may designate in the notice of prepayment delivered by the Borrower with respect thereto (or, failing such designation, as determined by the Administrative Agent), and shall be applied to repay ratably the Loans of such Class of the several Lenders included in such Borrowing or Borrowings. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the affected Lenders of the contents thereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

     (v) The amount of any prepayment of the Term Loans made by the Borrower pursuant to clauses (i) or (ii) of this paragraph shall be applied to reduce ratably the amount of each subsequent scheduled repayment of the Term Loans to be made by the Borrower pursuant to subsection (a).

     SECTION 2.10. Optional Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing of either Class in whole or in part, subject to prior notice in accordance with paragraph
(b) of this Section.

     (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 12:30 p.m., New York City time, three Business Days before the date of prepayment (or, solely if such prepayment will be a prepayment of ABR Loans only, no later than 12:30 p.m., New York City time, on the date of such prepayment). Each such notice shall be irrevocable and shall specify the prepayment date, the Class and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the affected Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section
2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

     (c) The amount of any prepayment of the Term Loans made by the Borrower pursuant to this Section shall be applied to reduce ratably the amount of each subsequent scheduled repayment of the Term Loans to be made by the Borrower pursuant to Section 2.09(a).

     SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (i) a commitment fee with respect to its Revolving Commitment (if any), which shall accrue at the Applicable Rate on the daily amount by which the Revolving Commitment of such Lender exceeds the Revolving Credit Exposure of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure and (ii) a commitment fee with respect to its Term Commitment (if any), which shall accrue at .25% per annum on the daily amount of the Term Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Term Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing with respect to the Revolving Commitments after the date on which the Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of .25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the relevant Lenders. Fees paid shall not be refundable under any circumstances.

     SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

     (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the applicable Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the higher of (x) 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section and (y) 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph
(a) of this Section.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

              (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the applicable Adjusted LIBO Rate for such Interest Period;

              (b) Lenders having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the applicable Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans for such Interest Period; or

              (c) solely if such Borrowing is to be a French Franc Borrowing, the Administrative Agent determines, or Lenders having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that they have determined, that it is impractical for such Borrowing to be denominated in French Francs;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Eurocurrency Borrowings, then the other Type of Eurocurrency Borrowings shall be permitted.

     SECTION 2.14.  Increased Costs.  (a)  If any Change in Law shall:

              (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

              (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of the Loan Documents or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the applicable Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower under the Loan Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Each Foreign Lender shall be entitled to an exemption from withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments made by the Borrower in the United States of

America under this Agreement at the time such Foreign Lender becomes a Lender and shall deliver to the Borrower (with a copy to the Administrative Agent), at such time and from time to time thereafter, if such exemption is still in effect, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding.

     SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise, but other than any payment of principal of and interest on French Franc Loans (all such non-excluded payments, "Dollar Payments")) prior to 12:00 noon, New York City time, in Dollars, on the date when due, in immediately available funds, without set-off or counterclaim. The Borrower shall make each payment required to be made by it hereunder of principal of and interest on French Franc Loans (all such payments, "French Franc Payments") prior to 12:00 noon, London time, in French Francs, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after the required time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All Dollar Payments shall be made to the Administrative Agent at its New York Office, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. All French Franc Payments shall be made to the Administrative Agent at its London Office except payments to be made directly to the Issuing Bank as expressly provided herein. The Administrative Agent shall distribute any payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of either Class or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender with respect to its Loans or participations of the relevant Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of the relevant Class and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (x) the Federal Funds Effective Rate (if such payment is a Dollar Payment) or the applicable LIBO Rate (if such payment is a French Franc Payment) and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                  ARTICLE III

                         Representations and Warranties

     The Borrower represents and warrants to the Lenders that:

     SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly incorporated (or otherwise organized), validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     SECTION 3.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Loan Document has been duly executed and delivered by each Obligor party thereto and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate in any material respect any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under the Indenture (other than as set forth in Schedule 3.03), any indenture pursuant to which the Refinancing Subordinated Notes are issued, or any other agreement or other instrument binding upon the Borrower or any of its Subsidiaries or any of their respective assets other than such violations or defaults under any such indenture, agreement or other instrument (other than the Indenture) which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than the Liens created by the Collateral Documents).

     SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for each of the fiscal years ended February 28, 1995, February 29, 1996 and February 28, 1997, reported on by Ernst & Young LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

     (b) The Borrower has heretofore furnished to the Lenders the pro forma balance sheet of the Borrower as of May 31, 1997, certified by one of its Financial Officers. Such balance sheet presents fairly, in all material respects, the financial position of the Borrower and its Consolidated Subsidiaries as of May 31, 1997 in accordance with GAAP on a pro forma basis, adjusted to give effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Transactions contemplated to occur on the Term Drawdown Date (including without limitation the making of the Term Loans), (iii) the application of the proceeds therefrom as contemplated by the Acquisition Documents and the Loan Documents and (iv) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the date of such balance sheet and the Effective Date, the Borrower had and has no material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet.

     (c) Since February 28, 1997, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

     (d)  The pro forma balance sheet delivered by the Borrower pursuant to
Section 4.02(n) presents fairly, in all material respects, the financial position of the Borrower and its Consolidated Subsidiaries as of the date of such balance sheet in accordance with GAAP on a pro forma basis, adjusted to give effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Transactions contemplated to occur on the Term

Drawdown Date (including without limitation the making of the Term Loans),
(iii) the application of the proceeds therefrom as contemplated by the Acquisition Documents and the Loan Documents and (iv) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the Term Drawdown Date, the Borrower has no material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet.

     SECTION 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and subject to Permitted Encumbrances.

     (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.06. Litigation and Environmental Matters. (a) Other than as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Documents, the Transactions, the Acquisition Documents or the Acquisition.

     (b) The Borrower and each of its Subsidiaries have obtained all permits, certificates, licenses, approvals, registrations and other authorizations which are required under all applicable Environmental Laws, except to the extent failure to have any such permit, certificate, license, approval, registration or authorization would not have a Material Adverse Effect. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, certificates, licenses, approvals, registrations and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any notice or demand letter from any regulatory authority issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

     (c) In addition, except (x) as described in Schedule 3.06 and (y) to the extent that the liabilities that would reasonably be expected to result from the matters referred to in Section 3.06(c) would not exceed $1,000,000 individually or $10,000,000 in the aggregate,

              (i) Other than in connection with matters which have been fully resolved without any liability remaining on the part of the Borrower or any of its Subsidiaries, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the knowledge of the Borrower, no investigation or review is pending or threatened by any governmental entity or other Person with respect to (1) any alleged failure by the Borrower or any of its Subsidiaries to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of the business of the Borrower or any of its Subsidiaries, (2) any alleged failure by the Borrower or any of its Subsidiaries to comply with the terms and conditions of any such permit, certificate, license, approval, registration or authorization or of any other limitation, restriction, condition, standard, prohibition, requirement, obligation, schedule or timetable contained in any applicable Environmental Law, (3) any Regulated Activity arising as a result of the operations of the Borrower or any of its Subsidiaries or at any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries or (4) any Release of any Hazardous Substance arising as a result of the operations of the Borrower or any of its Subsidiaries or at any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries;

              (ii) Neither the Borrower nor its Subsidiaries nor the businesses conducted by such Persons nor, to the knowledge of the Borrower or any of its Subsidiaries, any other Person, other than in compliance with applicable Environmental Laws, has disposed of or placed, held, located or otherwise handled, any Hazardous Substance on, under or at any property now or previously owned, operated or leased by the Borrower or any of its Subsidiaries, and none of such properties has been used (whether by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower or any of its Subsidiaries, by any other Person) as a disposal site or storage (whether permanent or temporary) site for any Hazardous Substance; and

                 (1) no polychlorinated biphenyls (PCBs), radioactive material, urea formaldehyde or lead is or has been present at any property now or previously owned, operated or leased by the Borrower or any of its Subsidiaries other than in compliance with applicable Environmental Laws;

                 (2) no asbestos is or has been present in airborne or friable form at any property now or previously owned, operated or leased by the Borrower or any of its Subsidiaries;

                 (3) there are no underground storage tanks, active or
            abandoned in place, which have been used to store or which otherwise contain or have contained any Hazardous Substance at any property now or previously owned, operated or leased by the Borrower or any of its Subsidiaries; and

                 (4) no Hazardous Substance has been Released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned, operated or leased by the Borrower or any of its Subsidiaries.

              (iii) None of the Borrower, any of its Subsidiaries, or any of the businesses conducted by such Persons has transported or arranged for the transportation of any Hazardous Substance to any location which is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA ("NPL"), or on any similar federal, state, foreign or local list or which is the subject of federal, state, foreign or local enforcement actions or, to the knowledge of the Borrower, other investigations which may lead to claims against the Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA;

              (iv) All oral or written notifications of a Release of a Hazardous Substance required to be filed under any applicable Environmental Law have been filed by or on behalf of the Borrower and its Subsidiaries, and no property now or previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrower or any of its Subsidiaries, proposed for listing, on the NPL or on the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state, foreign or local list of sites requiring investigation or clean-up which may lead to claims for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA;

              (v) No Hazardous Substance generated by the Borrower or any of its Subsidiaries has been stored, recycled, treated or Released, except in compliance with applicable Environmental Laws, or disposed of by the Borrower or any of its Subsidiaries at any location;

              (vi) There are no Liens arising under or pursuant to any applicable Environmental Laws on property owned, operated or leased by the Borrower or any of its Subsidiaries, and, to the knowledge of the Borrower or any of its Subsidiaries, no actions by any governmental entity have been taken or are in process which could subject any of such properties to such Liens, and no notice or restriction relating to the presence of any Hazardous Substance at any such property is required to be placed in any deed to such property; and

              (vii) There are no existing liabilities or potential liabilities (excluding expenditures for any period which constitute Consolidated Capital Expenditures and required to be made to comply with Environmental Laws that do not arise in connection with a violation of Environmental Laws or cleanup or remediation of Hazardous Substances) of the Borrower or any Subsidiary arising out of or relating to Environmental Laws. The Borrower conducts and has conducted all such environmental investigations, studies, audits, tests, reviews or other analyses in relation to all properties and facilities now or previously owned, operated or leased by the Borrower or any of its Subsidiaries which are required under applicable Environmental Laws and maintains such records and reports for the time periods prescribed under applicable Environmental Laws.

     (d) For purposes of subsection (c), any representation or warranty given with respect to the Borrower and its Subsidiaries shall be deemed given also with respect to any matters which could result in Environmental Liabilities, to the extent successor liability would be reasonably likely to be imposed under applicable Environmental Laws on the Borrower or any of its Subsidiaries.

     (e) For purposes of subsection (c), any representation or warranty given with respect to properties or facilities previously owned, leased or operated by the Borrower or any of its Subsidiaries is only made with respect to conditions existing or activities occurring during such period of ownership, leasing or operation and the Borrower makes no representations with respect to conditions originating after the term of such ownership, leasing or operation.

     SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures (including without limitation the Indenture and any indenture pursuant to which the Refinancing Subordinated Notes are issued), agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "INVESTMENT COMPANY" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "HOLDING COMPANY" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves.

     SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) do not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by more than $10,000,000.

     SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or delivered thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 3.12. Guarantors. The Subsidiary Guarantors are all of the Subsidiaries (other than Foreign Subsidiaries and the Excluded Subsidiaries), and each Subsidiary Guarantor is a wholly-owned Subsidiary.

     SECTION 3.13. Collateral Documents. Each of the representations and warranties made by the Obligors in the Collateral Documents is true and correct.

     SECTION 3.14. Acquisition Documents. As of the Term Drawdown Date, each of the representations and warranties made in the Acquisition Documents by each of the Obligors party thereto is true and correct in all material respects.

     SECTION 3.15. Solvency. (a) As of the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date: (i) the aggregate fair market value of the assets of the Borrower and each other Obligor will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower and each other Obligor will be able to pay its debts as they mature and (iii) the Borrower and each other Obligor will not have unreasonably small capital for the business in which the Borrower and its Subsidiaries are engaged.

     (b) As of the Term Drawdown Date, after giving effect to the transactions contemplated hereby to occur on or before the Term Drawdown Date: (i) the aggregate fair market value of the assets of the Borrower and each other Obligor will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower and each other Obligor will be able to pay its debts as they mature and (iii) the Borrower and each other Obligor will not have unreasonably small capital for the business in which the Borrower and its Subsidiaries are engaged.

                                   ARTICLE IV

                                   Conditions

     SECTION 4.01. Effective Date. The Effective Date hereunder shall occur on the first date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), it being understood that with respect to the conditions set forth in clauses (e) and (h), each Lender shall be deemed to have determined that such conditions shall have been satisfied unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date that such Lender does not consider such conditions to have been satisfied (or, solely with respect to the conditions set forth in clauses (e), the Lenders shall not have received any documents referred to therein):

              (a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of this Agreement may be.

              (b) The Administrative Agent (or its counsel) shall have received
         (i) from each party to each Collateral Document a counterpart of such Collateral Document signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of such Collateral Document and (ii) duly executed financing statements on Form UCC-1 in quantity sufficient for filing in all jurisdictions in which such filing is necessary or desirable to perfect the Liens created by the Collateral Documents.

              (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Hunton & Williams, counsel for the Obligors, substantially in the form of Exhibit G, Jones, Walker, Waechter, Poitevent, Carrere & Denegre ("Jones Walker"), Vedder, Price, Kaufman and Kammholz ("Vedder Price"), Burr & Forman, Jones, Waldo, Holbrook & McDonough, and Spencer, Fane, Britt & Browne, special real estate counsel for the Obligors, in the case of Jones Walker and Vedder Price, and for the Administrative Agent, in the case of the others, each substantially in the form of Exhibit H, with such changes as are acceptable to the Administrative Agent, and of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit I, and each covering such other matters relating to the Obligors, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests each of Hunton & Williams, Jones Walker and Vedder Price to deliver such opinion.

              (d) The Lenders shall have received all the financial statements referred to in Sections 3.04(a) and 3.04(b).

              (e) The Lenders shall have received (i) an appraisal of the fixed assets of the Borrower and its Subsidiaries conducted by Valuation Research Corporation, (ii) an audit of the accounts receivable and inventory of the Borrower and its Subsidiaries conducted by The Chase Manhattan Bank and (iii) an environmental report prepared by Pilko & Associates, in each case in form and substance reasonably satisfactory to the Lenders.

              (f) Subject to Section 5.11, the Administrative Agent shall have received, with respect to each property listed on Schedule 4.01(f),
         (x) an ALTA extended coverage lender's policy of title insurance in an aggregate amount at least equal to the amount set forth in Schedule 4.01(f) insuring the Mortgage of such property as a valid, enforceable first Lien on the Borrower's interest in such property as defined in and subject to such Mortgage (or "marked-up" title commitment for such policy dated effective as of the date of such Mortgage) subject only to Permitted Encumbrances and to such other exceptions as are satisfactory to the Administrative Agent, (y) for each policy referred to in clause (x), a title commitment for such policy together with legible copies of all documents affecting title, which shall show all recording information and (z) a survey with respect to such property in form and substance satisfactory to Chicago Title Insurance Company and the Administrative Agent. Each policy delivered by the Borrower pursuant to clause (x), including each of the exceptions to coverage contained therein, shall be subject to the approval of the Administrative Agent, and shall be issued by Chicago Title Insurance Company. Attached to each such policy shall be any and all endorsements reasonably required by the Administrative Agent and available in the state in which such property is located, including (i) a comprehensive endorsement (ALTA 9 or equivalent) covering restrictions and other matters, (ii) a 3.1 form of zoning endorsement, (iii) an endorsement ensuring that the Lien of the Mortgage with respect to which the policy is issued is valid against any applicable usury laws in the state in which the Property subject to such Mortgage is located, (iv) an endorsement ensuring that such Property has access to a dedicated public street, (v) a revolving credit endorsement, (vi) a contiguity endorsement, (vii) a survey and "same as" endorsement, (viii) an endorsement deleting the so-called "doing business" exclusion and (ix) a "tie-in" endorsement. In addition, the Administrative Agent shall have received a certificate of a Financial Officer listing all real property owned or leased by the Borrower and its Subsidiaries.

              (g) The Administrative Agent shall have received insurance letters setting forth and opining as to the reasonableness of the insurance programs maintained (i) with respect to the Borrower and its Subsidiaries and (ii) with respect to any joint venture to which the Borrower or any of its Subsidiaries are a party, all in form and substance, and from Persons, reasonably satisfactory to the Administrative Agent.

              (h) In the judgment of the Lenders, there shall be no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Documents or the Transactions.

              (i) The Administrative Agent shall have received evidence satisfactory to it that all outstanding obligations of the Borrower and its Subsidiaries under the agreements and instruments set forth on
         Schedule 4.01 (including without limitation principal and interest with respect to any loans and all accrued fees and expenses), which obligations shall not exceed $36,000,000 in amount, shall have been paid in full or otherwise discharged, all commitments thereunder shall have been terminated and all Liens securing such obligations and all Guarantees thereof shall have been released (or arrangements satisfactory to the Administrative Agent to effect the foregoing shall have been made).

              (j) All consents, approvals, registrations, or other actions to be obtained, made or taken in connection with the consummation of the Transactions to be consummated on the Effective Date shall have been obtained, made or taken and shall be in full force and effect.

              (k) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

              (l) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence, good standing and solvency of each Obligor, the authorization of the Transactions and any other legal matters relating to any of the foregoing, all in form and substance satisfactory to the Administrative Agent and its counsel.

     The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Revolving Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on August 29, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 4.02. Term Drawdown Date. The obligation of each Lender to make a Term Loan on the Term Drawdown Date is subject to the satisfaction of the following conditions (or waiver thereof in accordance with Section 9.02), it being understood that with respect to the conditions set forth in clauses (b),
(i), (m), (n) and (o), each Lender shall be deemed to have determined that such conditions shall have been satisfied unless the Administrative Agent shall have received notice from such Lender prior to the Term Drawdown Date that such Lender does not consider such conditions to have been satisfied (or, solely with respect to the conditions set forth in clauses (b), (m), (n) and (o), the Lenders shall not have received any documents referred to therein):

              (a) The Administrative Agent (or its counsel) shall have received (i) from each party to the Borrower Pledge Agreement, a counterpart of the Borrower Pledge Agreement signed on behalf of such party, (ii) any promissory notes comprising the Collateral (including promissory notes from any Excluded Subsidiary to the Borrower) and
         (iii) any stock certificates (with stock powers duly executed in blank) comprising the Collateral.

              (b) The structure of the Acquisition, the corporate, capital and asset structure of the Borrower and its Subsidiaries and JVC after giving effect thereto (including without limitation the ownership by JVC of the Business), the shareholder and other arrangements with respect to the capital stock of JVC and the management and operations of JVC, the Acquisition Documents and the Put/Call Arrangements shall each be in form and substance reasonably satisfactory to the Lenders.

              (c) (i) The aggregate amount of funds required by the Borrower with respect to the Acquisition (including without limitation for the payment of fees, commissions and expenses) shall not exceed $40,000,000 and (ii) the sources and uses of such funds (and the assumptions relating thereto) shall be as agreed upon between the Borrower and the Lenders prior to the Term Drawdown Date.

              (d) The Acquisition Documents shall be in full force and effect, and all consents, approvals, registrations, or other actions to be obtained, made or taken in connection with the consummation of the Acquisition and the Transactions to be consummated on the Term Drawdown Date (including without limitation any consents or approvals to be obtained from the board of directors of the Borrower, the shareholders of the Borrower and any consents, approvals, registrations or other actions to be obtained from, made with or taken by any Governmental Authority) shall have been obtained, made or taken and shall be in full force and effect.

              (e) The Administrative Agent shall have received evidence satisfactory to it, which may include a certificate of the Borrower, that (i) all conditions to the consummation of the transactions contemplated by the Acquisition Documents to be consummated on the Term Drawdown Date as set forth in the Acquisition Documents (the "Phase I Transactions") shall have been satisfied (without waiver of any material condition, unless such waiver is approved by the Required Lenders), (ii) all Phase I Transactions will take place prior to or simultaneously with the transactions contemplated hereby to take place on the Term Drawdown Date (including without limitation the making of the Term Loans) and (iii) the consummation of all such transactions and all transactions contemplated hereby to take place on the Term Drawdown Date shall not violate any applicable law or regulation (including without limitation any of the Regulations of the Board, including Regulations G, U and X).

              (f) The Administrative Agent shall have received (i) evidence satisfactory to it that the Liens created by the Collateral Documents constitute perfected first priority Liens on the Collateral (other than on Collateral consisting of Rolling Stock, Rolling Stock Leases and Leased Rolling Stock (in each case as defined in the Security Agreements)) and the rights and claims of the Borrower under the Acquisition Documents (other than the Stock Purchase Agreement and the Put/Call Agreement), to the extent required by the Collateral Documents and (ii) the written consent of Rhone-Poulenc Chimie to the assignment by the Borrower of its rights and claims under the Stock Purchase Agreement and the Put/Call Agreement as collateral under the Borrower Security Agreement.

              (g) The Refinancing Date shall have occurred.

              (h) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Term

         Drawdown Date) of Hunton & Williams, counsel for the Obligors, and of C.L. & A, French counsel for the Borrower, each in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests each of Hunton & Williams and C.L. & A to deliver such opinion.

              (i) In the judgment of the Lenders, there shall be no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Documents, the Transactions the Acquisition Documents or the Acquisition.

              (j) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Term Drawdown Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

              (k) The Administrative Agent shall have received a certificate, dated the Term Drawdown Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and
         (c) of Section 4.03.

              (l) The Administrative Agent shall have received insurance letters setting forth and opining as to the reasonableness of the insurance programs maintained with respect to the Business in form and substance, and from a Person, reasonably satisfactory to the Administrative Agent.

              (m) The Lenders shall have received a baseline environmental investigation report relating to the Business in form and substance reasonably satisfactory to the Lenders.

              (n) The Lenders shall have received audited financial statements for the Business as a stand-alone entity for the fiscal year ended December 31, 1996 and reviewed financial statements for the Business as a stand-alone entity for the three months ended March 31, 1997 and the six months ended June 30, 1997 in form and substance reasonably satisfactory to the Lenders.

              (o) The Lenders shall have received the pro forma balance sheet of the Borrower as of a date no earlier than May 31, 1997, certified by one of its Financial Officers and prepared in accordance with GAAP on a pro forma basis, adjusted to give effect (as if such events had occurred on the date of such balance sheet) to (i) the consummation of the Acquisition, (ii) the Transactions contemplated to occur on the Term Drawdown Date (including without limitation the making of the Term Loans), (iii) the application of the proceeds therefrom as contemplated by the Acquisition Documents and the Loan Documents and
         (iv) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet, and such pro forma balance sheet shall be in form and substance reasonably satisfactory to the Lenders.

              (p) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence, good standing and solvency of each Obligor, the authorization of the Transactions, the Acquisition, the Acquisition Documents, the Put/Call Arrangements and any other legal matters relating to any of the foregoing, all in form and substance satisfactory to the Administrative Agent and its counsel.

     The Administrative Agent shall notify the Borrower and the Lenders of the Term Drawdown Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Term Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on January 1, 1998 (and, in the event such conditions are not so satisfied or waived, the Term Commitments shall terminate at such time, if not previously terminated pursuant to Section 2.07 or 4.01).

     SECTION 4.03. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including without limitation any Term Borrowing on the Term Drawdown Date), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

              (a) The Effective Date shall have occurred.

              (b) The representations and warranties of the Obligors set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except that (i) the representations and warranties set forth in Section 3.06(a) of this Agreement regarding any action, suit or proceeding which involves the Acquisition Documents or the Acquisition are made on and as of any such date only if such date occurs on or after the Term Drawdown Date,
         (ii) the representations and warranties set forth in Sections 3.04(d),
         3.14 and 3.15(b) of this Agreement are made on and as of the Term Drawdown Date only and (iii) the representations and warranties set forth in Section 3.15(a) of this Agreement are made on and as of the Effective Date only.

              (c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

              (d) Solely if such Borrowing is to be made, or such Letter of Credit is to be issued, amended, renewed or extended on any date prior to the Refinancing Date, immediately after giving effect to such Borrowing or such issuance, amendment, renewal or extension, as the case may be, the aggregate Revolving Credit Exposure does not exceed $40,000,000.

     Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b),
(c) and (d) of this Section.


                                   ARTICLE V

                             Affirmative Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent:

              (a) within 95 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "GOING CONCERN" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

              (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of notes;

              (c) within 30 days after the end of each calendar month of each fiscal year of the Borrower (other than the third month of each fiscal quarter), its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of notes;

              (d) within 95 days after the end of each fiscal year of JVC, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "GOING CONCERN" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of JVC and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

              (e) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of JVC, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year; provided that, solely with respect to fiscal quarters of JVC ended prior to the Term Drawdown Date, the Borrower shall be required to deliver such financial statements only to the extent such financial statements are available to the Borrower;

              (f) concurrently with any delivery of financial statements under clause (a) and (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01 and Section 6.11 through 6.14, inclusive, (iii) setting forth the Leverage Ratio at the last day of the fiscal quarter or fiscal year, as the case may be, with respect to which such financial statements relate and a reasonably detailed calculation of such Leverage Ratio and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements for the 1997 fiscal year referred to in Section
         3.04 (but each such change need only be reported once) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

              (g) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

              (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

              (i) prior to the end of each fiscal year of the Borrower, copies of operating plans and financial forecasts for the next fiscal year and any succeeding fiscal years, as prepared from time to time by the management of the Borrower for internal use;

              (j) promptly upon receipt or delivery thereof, as the case may be, copies of any notice or request delivered in connection with the Put/Call Arrangements;

              (k) promptly following the delivery thereof to the Borrower or its board of directors or management, a copy of any management letter or written report by independent public accountants with respect to the policies and procedures of the Borrower and its Subsidiaries that notes a "reportable condition"; and

              (l) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or JVC or the Business, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender acting through the Administrative Agent may reasonably request.

     SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

              (a) the occurrence of any Default;

              (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

              (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

              (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

     Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03(a) or any Asset Sale permitted under Section 6.03(c).

     SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including liabilities for Taxes, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks (including without limitation comprehensive general liability insurance, workers compensation insurance, product liability insurance, business interruption insurance and environmental insurance) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar location.

     SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     SECTION 5.07. Compliance with Laws. (a) The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including, without limitation, ERISA) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (b) The Borrower will, and will cause each of its Subsidiaries to, comply with all material provisions of all material contracts to which the Borrower or such Subsidiary, as the case may be, is a party.

     SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans made on the Effective Date will be used only to refinance the Indebtedness set forth on Schedule 4.01 and to pay related fees and expenses, including such amounts payable hereunder.

The proceeds of the Term Loans and the Revolving Loans made on the Term Drawdown Date will be used only (i) to consummate the Acquisition, (ii) to pay related fees and expenses and (iii) to repay outstanding Revolving Loans (it being understood that nothing in this clause (iii) shall be construed to require the Borrower to repay such Loans). The proceeds of the Revolving Loans made on any date (other than the Effective Date or the Term Drawdown Date) will be used only
(i) to finance Consolidated Capital Expenditures and Permitted Acquisitions permitted hereunder, (ii) to finance the purchase by the Borrower of the capital stock of JVC pursuant to the Put/Call Arrangements and (iii) for working capital purposes (including without limitation the making of intercompany loans to Subsidiaries, the proceeds of which loans will be used by such Subsidiaries for working capital purposes). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Letters of Credit will be issued only to support obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business and will not be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

     SECTION 5.09. Further Assurances. (a) The Borrower will, and will cause each Subsidiary to, at the Borrower's sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment and transfers as the Administrative Agent shall from time to time reasonably request, which may be necessary or desirable (in the reasonable judgment of the Administrative Agent or the Required Lenders) from time to time to assure, perfect, convey, assign and transfer to the Administrative Agent the property and rights conveyed or assigned pursuant to the Collateral Documents.

     (b) The Borrower will:

              (i) cause each Person which becomes a Subsidiary (other than a Foreign Subsidiary or an Excluded Subsidiary) after the Effective Date and each Person (other than a Foreign Subsidiary) which ceases to be an Excluded Subsidiary to (x) become a party to the Subsidiary Guarantee as guarantor by executing the Subsidiary Guarantee or a supplement thereof in form and substance satisfactory to the Administrative Agent and (y) enter into a security agreement and any other agreements, each in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable in order to grant perfected first priority security interests upon all of its assets to secure its obligations under the Subsidiary Guarantee; and

              (ii) pledge, or cause to be pledged, pursuant to the Borrower Pledge Agreement (or another pledge agreement in form and substance satisfactory to the Administrative Agent) (x) all of the capital stock or other equity interests owned directly or indirectly by the Borrower of (A) any Person described in clause (i) above or (B) any joint venture in which the Borrower or any Subsidiary has an ownership interest (other than the Avondale joint venture with Cytec Industries Inc. and the JVC), and (y) such amount of capital stock or other equity interests of each Person (other than any Excluded Subsidiary) which is or becomes a Foreign Subsidiary after the Effective Date as shall be necessary so that at all times at least 66% of the capital stock or other equity interests of each such Person shall be pledged pursuant to the Borrower Pledge Agreement or such other pledge agreement.

     The Borrower shall cause each Person described in clauses (i) or (ii) above to take such actions as may be necessary or desirable to effect the foregoing within 30 days after such Person becomes a Subsidiary (or ceases to be an Excluded Subsidiary), including without limitation causing such Person to
(1) execute and deliver to the Administrative Agent such number of copies as the Administrative Agent may specify of such supplements and security agreement and other documents creating security interests and (2) deliver such certificates, evidences of corporate action or other documents as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent, relating to the satisfaction of the Borrower's obligations under this Section.

     (c) The Borrower will use reasonable efforts to secure any consents required to permit it to pledge or grant a security interest in all of its interest in (x) Crilar Alumina Company L.L.C., a Delaware limited liability company, and its successors and (y) Sugar Creek River Terminal, L.L.C., a Missouri limited liability company, and its successors. The Borrower will promptly notify the Administrative Agent after such consent is received.

     SECTION 5.10. Landlord and Warehouseman Waivers. The Borrower shall use all reasonable efforts to deliver to the Administrative Agent waivers of contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance satisfactory to the Administrative Agent under each existing lease, warehouse agreement or similar agreement to which the Borrower or any Subsidiary is a party; provided that unless the Administrative Agent agrees otherwise, such waivers will in any event be incorporated when the existing lease, warehouse agreement or similar agreement is amended, renewed or extended and the Borrower will use all reasonable efforts to obtain waivers of both contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance satisfactory to the Administrative Agent in connection with each new lease, warehouse agreement or similar agreement entered into by the Borrower or any Subsidiary.

     SECTION 5.11. Post-Closing Title Matters. As soon as practicable after the Effective Date but not later than November 30, 1997, the Borrower shall deliver or cause to be delivered to the Administrative Agent, with respect to each of the (a) Borrower's properties located in Seneca, Illinois and Crystal City, Missouri, (i) a survey with respect to such property, in form and substance satisfactory to Chicago Title Insurance Company and the Administrative Agent, and (ii) endorsements to the ALTA extended coverage lender's policy of title insurance relating to the Mortgage of such property delivered on the Effective Date to the Administrative Agent, including (A) a comprehensive endorsement (ALTA 9 or equivalent) covering restrictions and other matters, (B) a 3.1 form of zoning endorsement, (C) an endorsement ensuring that such property has access to a dedicated public street, (D) a contiguity endorsement, if applicable, and (E) a survey and "same as" endorsement, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (b) the Borrower's property located in Gramercy, Louisiana, an endorsement or final ALTA loan policy which modifies, in the manner contemplated by the marked-up title commitment delivered to the Administrative Agent on the Effective Date, exceptions 3 and 4 of Schedule B, Section II of such title commitment. As soon as practicable after the Effective Date but not later than February 28, 1998, the Borrower shall deliver or cause to be delivered to the Administrative
Agent, with respect to the Borrower's property located in Baton Rouge, Louisiana, a Non-Disturbance Agreement executed by Crilar Alumina Company
L.L.C. ("Crilar") in the form attached as Exhibit "B" to that certain Surface Lease dated September 1, 1995 between the Borrower, as lessor, and Crilar, as lessee..

     SECTION 5.12. Gas Hedging Program. The Borrower will maintain, and will cause its Subsidiaries to maintain, a gas hedging program at such times and on such terms as the Borrower, in its business judgment, shall consider appropriate.


                                   ARTICLE VI

                               Negative Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     SECTION 6.01. Indebtedness. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i)      Indebtedness created hereunder;

                  (ii) (x) Indebtedness evidenced by the Senior Subordinated Notes and (y) at any time on or after the Refinancing Date, Indebtedness evidenced by the Refinancing Subordinated Notes;

                  (iii) (x) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and (y) any Indebtedness ("Refinancing Indebtedness") constituting an extension, renewal or replacement of any Indebtedness permitted by clause (x) ("Refinanced Indebtedness"); provided that (1) the aggregate principal amount of any Refinancing Indebtedness shall not exceed the aggregate principal amount of the relevant Refinanced Indebtedness plus any fees and expenses reasonably incurred in connection with the refinancing of such Refinanced Indebtedness and (2) the material terms of any Refinancing Indebtedness (including without limitation interest rate and tenor) shall be at least as favorable to the obligors thereunder as the material terms of the relevant Refinanced Indebtedness;

                  (iv) (x) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary (other than a Foreign Subsidiary) to the Borrower or any other Subsidiary, in each case to the extent permitted by
         Section 6.04; provided that any Indebtedness permitted by this clause
         (x) and owed to the Borrower shall be evidenced by a promissory note subject to a perfected first priority Lien in favor of the Administrative Agent and (y) the Intercompany Acquisition Loan;

                  (v) Guarantees by the Borrower of Indebtedness of any Subsidiary (other than a Foreign Subsidiary) and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary (other than a Foreign Subsidiary), in each case to the extent permitted by Section 6.04;

                  (vi) Employee Loan Guarantees with respect to loans in an aggregate principal amount not to exceed $5,000,000;

                  (vii)    the Turbine Lease Guarantee;

                  (viii) solely on any date on or after the Term Drawdown Date, the Regulatory Guarantees;

                  (ix) Indebtedness under any Hedging Agreements permitted under Section 6.05;

                  (x) Indebtedness of the Borrower or any Subsidiary incurred after the Effective Date to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (x) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and
         (y) the aggregate principal amount of Indebtedness permitted by this clause (x) shall not exceed $3,000,000 at any time outstanding;

                  (xi) Indebtedness of any Person (other than JVC) that becomes a Subsidiary after the date hereof; provided that (x) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (y) the aggregate principal amount of Indebtedness permitted by this clause (xi) shall not exceed $10,000,000 at any time outstanding;

                  (xii) at any time from and after the time JVC is a Subsidiary, (x) the Intercompany Acquisition Loan and (y) other Indebtedness of JVC not permitted by any of the foregoing clauses in an aggregate principal Dollar Amount not to exceed $30,000,000 at any time outstanding; provided that any such Indebtedness outstanding at the time JVC becomes a Subsidiary shall be permitted pursuant to this clause (xii) only if the Borrower is in compliance with Sections 6.12,
         6.13 and 6.14 after adjustments similar to those described in clause
         (y) of the proviso to the definition of "Permitted Acquisition" have been made, as though such date were the date of consummation of an acquisition; and

                  (xiii) other unsecured Indebtedness (other than, at any time from and after JVC is a Subsidiary, Indebtedness of JVC) in an aggregate principal amount not exceeding $3,000,000 at any time outstanding.

     (b) At any time prior to the time JVC is a Subsidiary, the Borrower will not permit JVC to create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement; and

                  (ii) other Indebtedness (other than (x) the Intercompany Acquisition Loan and (y) the term loan made by Rhone-Poulenc to JVC on the Term Drawdown Date in a principal amount not in excess of $27,000,000 minus the principal amount of the Intercompany Acquisition Loan on the Term Drawdown Date); provided that the aggregate principal amount of Indebtedness permitted by clauses (i) and (ii) of this paragraph (b) shall not exceed $30,000,000 at any time outstanding.

     SECTION 6.02. Liens. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i)      Permitted Encumbrances;

                  (ii) (x) any Lien on any property or asset of the Borrower or any Subsidiary set forth in Schedule 6.02; provided that (1) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (2) such Lien shall secure only those obligations which it secures on the date hereof or, solely with respect to any Lien securing Indebtedness permitted under Section 6.01(iii)(x), such Indebtedness and any extensions, renewals or replacements of such Indebtedness permitted under Section 6.01(iii)(y);

                  (iii)    any Lien securing Indebtedness permitted pursuant to
         Section 6.01 existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (x) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be,
         (y) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (z) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; and

                  (iv) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (w) such security interests secure Indebtedness permitted by clause (x) of Section 6.01(a), (x) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (y) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (z) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary.

     (b) At any time prior to the time JVC is a Subsidiary, the Borrower will not permit JVC to create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i)      any Lien securing Indebtedness permitted pursuant to
         Section 6.01 existing on any property or asset prior to the acquisition thereof by JVC; provided that (x) such Lien is not created in contemplation of or in connection with such acquisition, (y) such Lien shall not apply to any other property or assets of JVC and (z) such Lien shall secure only those obligations which it secures on the date of such acquisition;

                  (ii) Liens on fixed or capital assets acquired, constructed or improved by JVC; provided that (w) such security interests secure Indebtedness permitted by clause (i) of Section 6.01(b), (x) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (y) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and
         (z) such security interests shall not apply to any other property or assets of JVC and

                  (iii) Liens securing Indebtedness permitted by clause (ii) of Section 6.01(b).

     SECTION 6.03. Fundamental Changes; Asset Sales. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary Guarantor and (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to a Subsidiary Guarantor; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     (c) The Borrower will not, and will not permit any of its Subsidiaries to, make any Asset Sale other than (i) an Asset Sale constituting a sale of the capital stock of JVC pursuant to the exercise by Rhone-Poulenc Chimie of a call right under the Put/Call Arrangements, (ii) sales of assets held for disposition and set forth in Schedule 2.09 and (iii) other Asset Sales the fair market value of which, when combined with all other such Asset Sales previously made since the date of this Agreement in reliance on this clause (iii), does not exceed $10,000,000. The Borrower will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless at least 80% of the consideration received for which consists of cash payable at the closing thereof.

     SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (any of the foregoing, an "Investment"), except:

              (a) Investments (including without limitation Investments in joint ventures) in existence on the Effective Date and listed on
         Schedule 6.04;

              (b) Permitted Investments;

              (c) Investments by the Borrower in the capital stock of its wholly-owned Subsidiaries, subject to Section 5.09;

              (d) (i) loans or advances made by the Borrower to any Subsidiary Guarantor, by any Subsidiary Guarantor to another Subsidiary Guarantor or by any Subsidiary to the Borrower or any Subsidiary Guarantor; provided that the aggregate principal amount of loans or advances at any time outstanding and permitted by this clause (i) will not exceed $5,000,000, and (ii) loans or advances made by the Borrower to any Subsidiary (other than (x) a Subsidiary Guarantor or (y) any Subsidiary listed in clauses (ii) through (v), inclusive, of the definition of "Excluded Subsidiary") or by any Subsidiary to another Subsidiary (other than (1) a Subsidiary Guarantor or (2) any Subsidiary listed in clauses (ii) through (v), inclusive, of the definition of "Excluded Subsidiary"); provided that the aggregate principal amount of loans or advances at any time outstanding and permitted by this clause (ii) will not exceed $1,500,000;

              (e) Guarantees constituting Indebtedness permitted by Section
         6.01;

              (f) at any date prior to the time JVC is a Subsidiary, (i) the Intercompany Acquisition Loan, (ii) the Regulatory Guarantees (but solely if such date falls on or after the Term Drawdown Date) and
         (iii) other loans or advances to, or Guarantees of Indebtedness of, JVC not to exceed in aggregate principal amount $2,500,000;

              (g) at any time on or after the time JVC is a Subsidiary, loans or advances to, or Guarantees of Indebtedness of, JVC;

              (h) Investments made after the Effective Date in joint ventures or non-wholly owned Subsidiaries not permitted by any of the foregoing clauses not to exceed $10,000,000 in aggregate amount at any time (it being understood that any increase in the value of any Investment solely as a result of retained earnings does not constitute an Investment);

              (i) purchases of capital stock of JVC by LII Europe pursuant to the Put/Call Arrangements or pursuant to other arrangements; provided that any such purchase made by LII Europe pursuant to any such other arrangements is on substantially the same material terms (including without limitation price) as the terms set forth in the Put/Call Arrangements;

              (j) seller notes and other instruments constituting consideration for an Asset Sale permitted under Section 6.03(c);

              (k) subject to Section 6.11, Investments which are Permitted Acquisitions; and

              (l) the Acquisition.

provided that the aggregate amount of Investments in JVC made at any time on or after it is a Subsidiary shall not exceed $2,500,000.

     SECTION 6.05. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into for bona fide hedging purposes (and not for speculative purposes) in the ordinary course of business.

     SECTION 6.06. Restricted Payments; Voluntary Prepayments. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) the Borrower may declare and pay dividends with respect to its common stock in cash in an aggregate amount not in excess of $2,000,000 with respect to any fiscal year, (iii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iv) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (v) the

Borrower may purchase common stock of the Borrower from any employee of the Borrower in connection with the termination of such employee's employment so long as the aggregate amount paid in respect of such purchases during the term of this Agreement does not exceed $3,500,000 and (vi) the Borrower may purchase common stock from the estate, heirs, executors or administrators of Johnnie Lou LaRoche to the extent of amounts received by the Borrower as death benefits paid under insurance policies in place on the Effective Date insuring her life.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, optionally redeem, retire, purchase, acquire, defease or otherwise make any payment other than required interest payments in respect of any Indebtedness which is subordinated in right of payment to the Indebtedness of the Borrower or such Subsidiary (including, without limitation, the Senior Subordinated Notes and the Refinancing Subordinated Notes) under the Loan Documents; provided that the Borrower may repurchase the Senior Subordinated Notes pursuant to the Tender Offer.

     SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of any of its Affiliates or any officer, director or employee of the Borrower or any Subsidiary (each an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms which are no less favorable to the Borrower or such Subsidiary, as the case may be, that would be available in a comparable transition with an unaffiliated third party and (ii) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or the transfer of other consideration between the Borrower or any of its Subsidiaries and an Affiliate having a Fair Market Value in excess of $3,000,000, such Affiliate Transaction is in writing and a majority of the disinterested members of the board of directors of the Borrower shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions. In addition, prior to the consummation of any Affiliate Transaction involving aggregate payments or the transfer of other consideration between the Borrower or any of its Subsidiaries and an Affiliate having a Fair Market Value in excess of $10,000,000, other than sales or purchases of commodities at prices and on terms at least as favorable to the Borrower as then prevailing in the market, the Borrower will deliver to the Lenders a written opinion from an independent financial advisor stating that the terms of such Affiliate Transactions are fair from a financial point of view, to the Borrower or such Subsidiary, as the case may be. The foregoing provisions of this Section shall not apply to (a) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (b) any Restricted Payment permitted by Section 6.06, (c) transactions with any officer or director of the Borrower entered into in the ordinary course of business in the nature of compensation (including employee benefit arrangements) for services rendered, (d) transactions pursuant to agreements in existence on the date hereof and listed on Schedule 6.07 and substantially on the terms set forth in such agreements as in existence on the date hereof, (e) transactions pursuant to the Acquisition Documents and (f) Investments permitted under Section 6.04. For purposes of this Section, "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing and able buyers, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the board of directors of the Borrower acting in good faith, and shall be evidenced by resolutions of the board of directors of the Borrower delivered to the Administrative Agent.

     SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or perform any of its obligations under Section 5.09, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement,
(ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of (other than in connection with the Refinanced Subordinated Notes), or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

     SECTION 6.09. Modification of Certain Documents. Without the consent of the Required Lenders, the Borrower will not, and will not permit any of its Subsidiaries to, (i) consent to or solicit or enter into any amendment or supplement to, or any waiver or other modification of, the Stock Purchase Agreement, the Put/Call Agreement or of the Put/Call Arrangements, which would impair materially the benefit to the Borrower or any of its Subsidiaries of such agreement or arrangements or (ii) consent to or solicit or enter into any amendment or supplement to, or any waiver or other modification of, the certificate of incorporation or bylaws of the Borrower or any of its Subsidiaries, or the Indenture (other than pursuant to the Offer to Purchase and Consent Solicitation Statement) or any other agreement or instrument governing the terms of the Senior Subordinated Notes, the Refinancing Subordinated Notes or of any other Indebtedness which by its terms is expressly subordinated in right of payment to the Loans and the reimbursement obligations with respect to LC Disbursements, which amendment, supplement, waiver or modification, as the case may be, could reasonably be expected to have an adverse effect on the rights of the Lenders or the Administrative Agent under the Loan Documents.

     SECTION 6.10. Accounting Changes. The Borrower will not change its fiscal year from a fiscal year ending February 28 or February 29, as the case may be. The Borrower will not adopt any non-mandatory change in GAAP or the application thereof without 30 days' prior notice to the Lenders, accompanied, in the case of any material change, by evidence of concurrence in such change by the public accounting firm regularly employed by the Borrower.

     SECTION 6.11. Capital Expenditures and Permitted Acquisitions. The sum of Consolidated Capital Expenditures and Permitted Acquisitions for any fiscal year of the Borrower will not exceed the sum of:

                  (i)      the Base Amount for such fiscal year, plus

                  (ii) the amount of Excess Cash Flow not required to be applied to prepay Term Loans during such fiscal year, plus

                  (iii) an amount equal to the excess (if any) of (A) the aggregate amount of Consolidated Capital Expenditures and Permitted Acquisitions permitted by clauses (i) and (ii) above for all fiscal years of the Borrower ending prior to such fiscal year over (B) the aggregate amount of Consolidated Capital Expenditures and Permitted Acquisitions made in such prior fiscal years.

     For purposes of this Section, "BASE AMOUNT" means, for each fiscal year of the Borrower, the amount set forth opposite such fiscal year below:

                           Fiscal Year    Amount
                           -----------  -----------
                              1998      $75,000,000
                              1999       55,000,000
                              2000       25,000,000
                              2001       25,000,000
                              2002       30,000,000
                              2003       30,000,000
                           Thereafter    30,000,000

     If any property acquired or constructed by the Borrower or any Subsidiary (other than a Foreign Subsidiary) after the date hereof is not subject to the Lien of the Collateral Documents, the Borrower or such Subsidiary will execute and deliver such mortgages and other security documents as may be necessary, or as the Administration Agent may request, to subject such property to such a Lien.

     SECTION 6.12. Leverage Ratio. At the last day of any fiscal quarter of the Borrower in any fiscal year set forth below, the Leverage Ratio will not exceed the ratio set forth below opposite such fiscal year.

                                Fiscal Year        Ratio
                           ----------------------  ------
                           Effective Date-5/30/98  5.00:1
                           5/31/98-5/30/99         4.75:1
                           5/31/99-5/30/00         4.50:1
                           5/31/00-5/30/01         4.00:1
                           5/31/01-5/30/02         3.50:1
                           Thereafter              3.25:1

     SECTION 6.13. Minimum Consolidated Net Worth. At the last day of any fiscal quarter of the Borrower, Consolidated Net Worth will not be less than an amount equal to the sum of (i) $37,500,000 and (ii) an amount equal to 50% of consolidated net income for each successive period of two consecutive fiscal quarters ended after February 28, 1997 and on or before such day, in each case, for which consolidated net income is positive (but with no deduction on account of negative consolidated net income for any such period of two consecutive fiscal quarters) plus (iii) 100% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Borrower's board of directors), received by the Borrower from the issuance and sale after the date hereof of any capital stock of the Borrower (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary or (y) which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise) or in connection with the conversion or exchange of any Indebtedness of the Borrower into capital stock of the Borrower after February 28, 1997.

     SECTION 6.14. Interest Coverage Ratio. At the last day of any fiscal quarter of the Borrower in any fiscal year, the Interest Coverage Ratio will not be less than the ratio set forth below opposite such fiscal year:

                     Fiscal Year                 Ratio
                  ----------------------         ------
                  Effective Date-5/30/98         1.75:1
                  5/31/98-5/30/99                2.00:1
                  5/31/99-5/30/00                2.25:1
                  5/31/00-5/30/01                2.50:1
                  Thereafter                     2.75:1

                                  ARTICLE VII

                               Events of Default

     If any of the following events ("EVENTS OF DEFAULT") shall occur:

                 (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                 (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                 (c) any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with the Loan Documents or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with the Loan Documents or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

                 (d) the Borrower shall fail to observe or perform any
            covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI of this Agreement, Sections 4(a), 4(e) or 4(k) of the Borrower Security Agreement, Section 3(b) of the Borrower Pledge Agreement or in provisions substantially similar to the foregoing set forth in any other Collateral Document to which any Obligor is a party;

                 (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in the Loan Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                 (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                 (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                 (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                 (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                 (j) the Borrower or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

                 (k) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                 (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,000,000;

                 (m)  a Change in Control shall occur;

                 (n) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected first priority Lien on the Collateral securing the obligations purported to be secured thereby, or any party shall so assert in writing; or

                 (o) the Subsidiary Guarantee shall at any time fail to constitute a valid and binding agreement of each Subsidiary Guarantor, or any party shall so assert in writing;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                            The Administrative Agent

     SECTION 8.01. Appointment, Powers and Immunities. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     (b) The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     (c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in

Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with the Loan Documents, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (iv) the validity, enforceability, effectiveness or genuineness of the Loan Documents or any other agreement, instrument or document, (v) the existence or the value of any of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to, and make determinations expressly required to be made by, the Administrative Agent.

     SECTION 8.02. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     SECTION 8.03. Appointment of Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent with reasonable care. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     SECTION 8.04. Successor Administrative Agents. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, subject, so long as no Default has occurred and is continuing, to the consent of the Borrower (which shall not be unreasonably withheld). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     SECTION 8.05. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Loan Documents, any related agreement or any document furnished thereunder.

                                   ARTICLE IX

                                 Miscellaneous

     SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                 (a) if to the Borrower, to it at LaRoche Industries Inc., 1100
            Johnson Ferry Road, Atlanta, Georgia 30342, Attention of Treasurer (Telecopy No. (404) 851-0448);

                 (b) (i) if to the Administrative Agent, at the New York
            Office, to The Chase Manhattan Bank, Agent Bank Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Sandra Miklave (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of David Bradley and Robert Sacks (Telecopy No. (212) 270-7935) and (ii) if to the Administrative Agent, at the London Office, to The Chase Manhattan Bank, 9, Thomas More Street, Trinity Tower, London E1 9YT, Attention of Steve Hurford (Telecopy No. 011-441-777-2360);

                 (c) if to the Issuing Bank, to it at The Chase Manhattan Bank,
            4 Chase Metrotech Center, 8th Floor, Brooklyn, NY 11245, Attention of Adolphus Fernandes (Telecopy No. (718) 242-3819); and

                 (d) if to any other Lender, to it at its address (or telecopy number) set forth in its completed Administrative Questionnaire, which address and telecopy number have been provided to the Borrower.

     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

                  (i) unless signed by all the Lenders with a Commitment of a Class, increase or decrease the Commitments of such Class (except for a ratable decrease in all the Commitments of such Class), or postpone the date fixed for the scheduled termination of any Commitment of such Class;

                  (ii) unless signed by all Lenders holding Loans of any Class, reduce the principal of or (except as expressly provided in the definition of "Applicable Leverage Ratio") rate of interest on any Loans of, or fees with respect to, such Class, postpone the date fixed for any scheduled payment of such fees or the principal of or interest on any such Loans, or decrease the aggregate amount by which such Loans are required to be repaid on any date scheduled pursuant to Section 2.09(a) or postpone any date for such repayment;

                  (iii) unless signed by all Lenders with Revolving Commitments, reduce the amount of any LC Disbursement or of any interest thereon or any fees payable by reference to the Letters of Credit hereunder, postpone the date fixed for any payment of any LC Disbursement or any interest thereon or any fees payable by reference to the Letters of Credit hereunder or (except as expressly provided in Section 2.04) the expiry date of any Letter of Credit;

                  (iv) unless signed by all the Lenders, change any of the provisions of this Section or the definition of "REQUIRED LENDERS" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; or

                  (v) unless signed by all the Lenders, change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender; and

provided further that (i) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be and (ii) no such agreement shall reduce any amount payable to any Lender under this Agreement (other than principal of or interest on any Loan, or any fees) or the date fixed for the payment thereof, without the prior written consent of such Lender.

     (c) Neither any Collateral Document nor the Subsidiary Guarantee nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent with the consent of the number or percentage of Lenders set forth therein.

     SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (without duplication) (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent (including foreign counsel and local counsel), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender after the occurrence and during the existence of any Default, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a

Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender having a Commitment of either Class severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought and by reference to the Commitments of such Class) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

     (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly after written demand therefor.

     SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment of either Class and the Loans of such Class and, if applicable, the related participations in LC Disbursements and Letters of Credit); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the aggregate amount of the Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Commitments or Loans (and, if applicable, the related participations in LC Disbursements and Letters of Credit) of either Class (but not necessarily both Classes), (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clauses (a), (b), (f), (g), (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

     (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment of either Class and the Loans of such Class and, if applicable, the related participations in LC Disbursements and Letters of Credit); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and
2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.18(c) as though it were a Lender.

     (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.06. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

     SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under the Loan Documents held by such Lender or any of its Affiliates, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such

New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

     (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to the Loan Documents, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to the Loan Documents or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or

Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under the Loan Documents, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "INFORMATION" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.14. Waivers under Existing Credit Agreement. In order to facilitate the satisfaction of the condition set forth in Section 4.01(a)(i) hereof regarding the repayment of the Indebtedness outstanding under the credit agreement (the "Existing Credit Agreement") listed on Schedule 4.01, each of the parties hereto which is a party to the Existing Credit Agreement waives the requirement set forth therein that prior written notice of termination of the commitments and the repayment of the loans outstanding thereunder be delivered and that any fixed rate loans outstanding thereunder not be prepaid prior to the end of the interest period applicable thereto. The waivers granted under this Section are subject to the obligations of the Borrower to pay to each bank party to the Existing Credit Agreement all funding losses (if any) payable by the Borrower to such bank pursuant to the Existing Credit Agreement as a result of any prepayment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      LAROCHE INDUSTRIES INC.


                                      By: /s/ Harold W. Ingalls
                                           Name:  Harold W. Ingalls
                                           Title: Chief Financial Officer


BANKS

                                      THE CHASE MANHATTAN BANK, individually
                                      and as Administrative Agent


                                      By: /s/ Deborah Davey
                                           Name:  Deborah Davey
                                           Title: Vice President



                                      HIBERNIA NATIONAL BANK


                                      By: /s/ Trudy W. Nelson
                                           Name:  Trudy W. Nelson
                                           Title: Vice President



                                      WACHOVIA BANK, N.A


                                      By: /s/ W. Tompkins Rison, Jr.
                                           Name:  W. Tompkins Rison, Jr.
                                           Title: Vice President



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                                      THE BANK OF NOVA SCOTIA


                                      By: /s/ F.C.E. Ashby
                                           Name:  F.C.E. Ashby
                                           Title: Senior Manager
                                                  Loan Operations



                                      PNC BANK, NATIONAL ASSOCIATION


                                      By: /s/ Rose M. Crump
                                           Name:  Rose M. Crump
                                           Title: Vice President



                                      AMSOUTH BANK


                                      By: /s/ Alan D. Lott
                                           Name:  Alan D. Lott
                                           Title: Vice President



                                      BHF-BANK AKTIENGESELLSCHAFT


                                      By: /s/ Paul Travern
                                           Name:  Paul Travern
                                           Title: Vice President


                                      By: /s/ Linda Pace
                                           Name:  Linda Pace
                                           Title: Vice President


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                                      COMERICA BANK


                                      By: /s/ Kristine L. Anderson
                                           Name:  Kristine L. Anderson
                                           Title: Account Officer



                                      NATIONAL BANK OF CANADA


                                      By: /s/ James F. Hannon
                                           Name:  James F. Hannon
                                           Title: Vice President


                                      By: /s/ Vernon B. Woods
                                           Name:  Vernon B. Woods
                                           Title: Vice President



                                      BANQUE PARIBAS


                                      By: /s/ Duane Helkowski
                                           Name:  Duane Helkowski
                                           Title: Vice President


                                      By: /s/ Mary Finnegan
                                           Name:  Mary Finnegan
                                           Title: Director

The following schedules and exhibits have not been included, but will be provided in hard copy upon request.

SCHEDULES:

Schedule 1.01 -- Mortgages
Schedule 2.01 -- Commitments
Schedule 2.09 -- Assets Held for Disposition
Schedule 3.03 -- Potential Indenture Defaults
Schedule 3.06 -- Environmental Matters
Schedule 4.01 -- Indebtedness to be Refinanced on the Effective Date; Mortgage
                 Title Insurance Amounts
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.07 -- Existing Agreements Pursuant to Which Transactions with
                 Affiliates May Be Consummated
Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A  --   Form of Assignment and Acceptance
Exhibit B  --   Form of Borrower Pledge Agreement
Exhibit C  --   Form of Borrower Security Agreement
Exhibit D  --   Form of Subsidiary Guarantee
Exhibit E  --   Form of Subsidiary Pledge Agreement
Exhibit F  --   Form of Subsidiary Security Agreement
Exhibit G  --   Form of Opinion of Counsel for Obligors
Exhibit H  --   Form of Opinion of Real Estate Counsel for the Obligors
Exhibit I  --   Form of Opinion of Special Counsel for the Administrative Agent